                                                                 EXHIBIT 17(e)

MERRILL LYNCH
MUNICIPAL BOND
FUND, INC.




FUND LOGO




Annual Report

June 30, 1997




This report is not authorized for use as an offer of sale or a solicitation of an offer to buy shares of the Fund unless accompanied or preceded by the Fund's current prospectus. Past performance results shown in this report should not be considered a representation of future performance. Investment return and principal value of shares will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Statements and other information herein are as dated and are subject to change.





Merrill Lynch
Municipal Bond Fund, Inc.
Box 9011
Princeton, NJ
08543-9011

                                                                          Page 3
Printed on post-consumer recycled paper




MERRILL LYNCH MUNICIPAL BOND FUND, INC.



Officers and
Directors

Arthur Zeikel, President and Director
Ronald W. Forbes, Director
Cynthia A. Montgomery, Director
Charles C. Reilly, Director
Kevin A. Ryan, Director
Richard R. West, Director
Terry K. Glenn, Executive Vice President
Vincent R. Giordano, Senior Vice President
Donald C. Burke, Vice President
Peter J. Hayes, Vice President
Kenneth A. Jacob, Vice President
Gerald M. Richard, Treasurer
Barbara G. Fraser, Secretary

Custodian
The Bank of New York
90 Washington Street, 12th Floor
New York, NY 10286

Transfer Agent
Merrill Lynch Financial Data Services, Inc.
4800 Deer Lake Drive East
Jacksonville, FL 32246-6484
(800) 637-3863



Important Tax
Information
(unaudited)

All of the net investment income distributions declared daily by Merrill Lynch Municipal Bond Fund, Inc. during its taxable year

                                                                          Page 4
ended June 30, 1997 qualify as tax-exempt interest dividends for Federal income tax purposes.

Additionally, the following table summarizes the taxable ordinary income distributions declared by the Limited Maturity Portfolio's
Class A, Class B, Class C and Class D Shares during the year.

                          Record        Payable      Ordinary
                           Date          Date         Income
Limited Maturity
Portfolio                12/18/96      12/31/96     $.016908

There were no capital gains distributions declared during the year.

Please retain this information for your records.



DEAR SHAREHOLDER


The Municipal Market
Environment

The combination of continued, if not diminishing, low inflation and economic growth that was clearly slowing from the rapid first quarter 1997 growth allowed long-term, fixed-income yields to gradually decline during the three months ended June 30, 1997. Yields slowly fell during April and early May as investor concerns regarding additional Federal Reserve Board (FRB) action in late May constrained significant price appreciation. However, with no FRB move in late May and weak employment growth in early June, bond yields fell sharply throughout most of June. US Treasury bond yields declined 35 basis points (0.35%) to 6.75% during the June 1997 quarter. As measured by the Bond Buyer Revenue Bond Index, yields on long-term uninsured municipal revenue bonds declined to their lowest level in a year by mid-June. They rose somewhat to end the June quarter at 5.82%, a decline of over 25 basis points.

During the quarter ended June 30, 1997, the municipal bond market was outperformed by its taxable counterpart for the first time in more than a year. This was for the most part the result of a deterioration in the strong technical position that had supported the tax-exempt bond market's performance in recent quarters. During the three months ended June 30, 1997, approximately $55 billion long-term, tax-exempt securities were issued, an increase of almost 10% compared to the June 1996 quarter's supply. In recent past quarters, municipal supply volume was essentially stable or moderately

                                                                          Page 5
declining. Even with the significant increase in volume recorded during the June 1997 quarter, new-issue volume thus far in 1997 has totaled approximately $95 billion, an increase of 2% compared to the same period in 1996. The decline in bond yields during the June quarter has led many issuers to accelerate financing plans to take advantage of current low rates. Over $21 billion long-term tax-exempt bonds were issued in June, 1997 alone, an increase of over 15% compared to June 1996 issuance. Additionally, the State of New
Jersey issued $2.8 billion in taxable municipal debt during June which further added to an already heavy supply position.

Investor demand remained strong during the June quarter. Property and casualty insurance companies continued to be very active investors in the municipal bond market, particularly in the 15-year--20-year maturity range. Additionally, during June and July, municipal bond market investors are expected to receive over $50 billion in payment from tax-exempt bond maturities, coupon payments and the proceeds from advanced and current refundings. It is expected that, despite the continued allure of the US equity market, much of the assets will be reinvested in tax-advantage products suggesting that investor demand will remain strong in the coming months.

Additionally, in recent months, much of the new bond issuance was dominated by a number of larger issues. These included $350 million in New York Municipal Assistance Corp. issues, $1 billion in New York City general obligation bonds, $930 million in Port Authority of New York and New Jersey issues, $565 million in Puerto Rico Building Authority issues, $600 million in State of California bonds, $256 million in Los Angeles Metropolitan Transportation Authority issues, $350 million in Orange County, Florida sales tax revenue bonds, and $300 million in State of Florida bonds. These and other bond issues were usually underwritten in states with high state income taxes and consequently were able to be issued at yields that were relatively unattractive to residents in other states. This tended to ameliorate the recent increase in supply as general market investors tended to ignore much of this specialty-state supply in favor of higher-yielding issues.

The present economic situation remains nearly ideal. The domestic economy continues to grow steadily with little, if any, sign of a resurgence in inflation. Recent economic growth generated considerable unexpected tax revenues for the Federal government. Forecasts for the 1997 Federal fiscal deficit were reduced to under $100 billion, a level not seen since the early 1980s. Such a reduced Federal deficit enhances the prospect for balanced Federal budget. All of these factors support a scenario of steady, or even falling, interest rates in the coming years. Present annual estimates of future municipal bond issuance remain centered around $175 billion

                                                                          Page 6
indicating that the recent increase in supply should return to the levels seen earlier this year. This should ensure that tax-exempt products remain an attractive investment alternative throughout
1997.

Fiscal Year in Review

Insured Portfolio and
National Portfolio

During the 12 months ended June 30, 1997, the municipal market was characterized by enormous volatility within a tight trading range. Therefore, our investment strategy for the Insured and National Portfolios focused on capturing this range by purchasing long-term municipal securities as Treasury bond yields approached 7%, and selling these securities in rallies toward 6.50%. For the past 12 months, this formula served the Portfolios well on several occasions. The beginning of 1996 was a period of low interest rates with long-term Treasury yields at the 6% level. The Portfolios were defensively postured with a focus on yield, and this structure served the Fund well as interest rates rose into the middle of the fiscal year. From that time, quality municipal bonds backed up to yield of 6%, a point where strong retail demand has historically entered the market. The result was a subsequent market rally stemming from a picture of a slowing economy and reduced national budget deficit. The Portfolios were more aggressively positioned in anticipation of a stronger technical outlook for the municipal market.

The beginning of 1997 saw another rise in long-term Treasury yields to just under 7%, and the process of buying long-term municipal bonds began again, although at relatively richer levels. The tighter technical position of the municipal market created a significant outperformance of municipal bonds over the US Treasury market. As we approach the second half of 1997, the municipal market is back down to levels where it normally loses retail support. Professional traders and arbitrageurs normally account for most activity at these prices. We intend to reduce the Fund's duration, as we focus on protecting net asset valuation until the FRB finishes its tightening phase and a more sustained drop in yields can be forecast.

Limited Maturity Portfolio

The Limited Maturity Portfolio's fiscal year ended June 30, 1997 was marked by investor confusion over the direction of FRB policy, thus creating considerable volatility in the market place. In view of this, our strategy consisted of a series of shifts in response to market volatility and economic data. We used periods of rising interest rates as a buying opportunity to lock in attractive yields.

                                                                          Page 7
Conversely, we used periods of falling interest rates to take advantage of market strength and book capital gains by increasing cash reserves and reducing average portfolio maturity. We took the opposite investment stance in periods of rising interest rates. In addition, quality spreads narrowed so much, especially in the last six months, that we concentrated purchases on higher-rated securities, since there was little yield advantage to purchasing lower-rated issues. This strategy served to enhance the performance of the Fund by maintaining an alternative yield while at the same time keeping the net asset values as stable as possible, especially when compared to longer-term bond funds.

In Conclusion
We appreciate your ongoing interest in Merrill Lynch Municipal Bond Fund, Inc., and we look forward to serving your investment needs in the months and years to come.

Sincerely,



(Arthur Zeikel)
Arthur Zeikel
President



(Vincent R. Giordano)
Vincent R. Giordano
Senior Vice President



(Kenneth A. Jacob)
Kenneth A. Jacob
Vice President and Portfolio Manager



(Peter J. Hayes)
Peter J. Hayes
Vice President and Portfolio Manager




August 15, 1997

PERFORMANCE DATA


About Fund
Performance

Investors are able to purchase shares of the Fund through the Merrill Lynch Select Pricing SM System, which offers four pricing alternatives:

* Class A Shares incur a maximum initial sales charge (front-end load) of 4% and bear no ongoing distribution or account maintenance fees for Insured and National Portfolios. Limited Maturity Portfolio incurs a maximum initial sales charge (front-end load) of 1% and bears no ongoing distribution or account maintenance fees.

* Class B Shares are subject to a maximum contingent deferred sales charge of 4% if redeemed during the first year, decreasing 1% each year thereafter to 0% after the fourth year for Insured and National Portfolios. Limited Maturity Portfolio is subject to a maximum contingent deferred sales charge of 1% if redeemed within one year of purchase. In addition, Insured and National Portfolios are subject to a distribution fee of 0.50% and an account maintenance fee of 0.25%. Limited Maturity Portfolio is subject to a distribution fee of 0.20% and an account maintenance fee of 0.15%. All three classes of shares automatically convert to Class D Shares after approximately 10 years. (There is no initial sales charge for automatic share conversions.)

* Class C Shares are subject to a distribution fee of 0.55% and an account maintenance fee of 0.25% for Insured and National Portfolios. Limited Maturity Portfolio is subject to a distribution fee of 0.20% and an account maintenance fee of 0.15%. In addition, Class C Shares are subject to a 1% contingent deferred sales charge if redeemed within one year of purchase.

* Class D Shares incur a maximum initial sales charge of 4% and an account maintenance fee of 0.25% (but no distribution fee) for Insured and National Portfolios. Limited Maturity Portfolio incurs a maximum initial sales charge of 1% and an account maintenance fee of 0.10% (but no distribution fee).

                                                                          Page 9
None of the past results shown should be considered a representation of future performance. Figures shown in the "Average Annual Total
Return" tables as well as the total returns and cumulative total returns in the "Performance Summary" tables assume reinvestment of all dividends and capital gains distributions at net asset value on the payable date. Investment return and principal value of shares will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Dividends paid to each class of shares will vary because of the different levels of account maintenance, distribution and transfer agency fees applicable to each class, which are deducted from the income available to be paid to shareholders.

Insured Portfolio's
Class A and
Class B Shares

Total Return
Based on a $10,000
Investment


A line graph depicting the growth of an investment in the Fund's Class A and Class B Shares compared to the growth of an investment in the Lehman Brothers Municipal Bond Index. Beginning and ending values are:

                                       6/87                6/97
Insured Portfolio++--
Class A Shares                        $ 9,600            $20,450

Lehman Brothers Municipal
Bond Index++++                        $10,000            $21,940


                                     10/21/88**             6/97

Insured Portfolio++--
Class B Shares                        $10,000            $17,806

Lehman Brothers Municipal
Bond Index++++                        $10,000            $19,568

   *Assuming maximum sales charge, transaction costs and other operating expenses, including advisory fees.
  **Commencement of Operations.

                                                                         Page 10
  ++The Insured Portfolio invests primarily in long-term, investment-grade municipal bonds (bonds rated Baa or better) covered by portfolio insurance guaranteeing the timely payment of principal at maturity and interest.
++++This unmanaged Index consists of revenue bonds, prerefunded bonds, general obligation bonds and insured bonds, all of which mature within 30 years.

    Past performance is not predictive of future performance.


Insured Portfolio's
Class A and
Class B Shares

Average Annual
Total Return

                                     % Return Without % Return With
Class A Shares*                        Sales Charge    Sales Charge**
Year Ended 6/30/97                         +7.72%         +3.41%
Five Years Ended 6/30/97                   +6.54          +5.67
Ten Years Ended 6/30/97                    +7.86          +7.42

 *Maximum sales charge is 4%.
**Assuming maximum sales charge.

                                         % Return        % Return
Class B Shares*                        Without CDSC     With CDSC**
Year Ended 6/30/97                         +6.78%         +2.78%
Five Years Ended 6/30/97                   +5.71          +5.71
Inception (10/21/88) through 6/30/97       +6.86          +6.86

 *Maximum contingent deferred sales charge is 4% and is reduced to 0%
  after 4 years.
**Assuming payment of applicable contingent deferred sales charge.



Insured Portfolio's
Class C and
Class D Shares

Total Return
Based on a $10,000
Investment

A line graph depicting the growth of an investment in the Fund's Class C and Class D Shares compared to the growth of an investment in the Lehman Brothers Municipal Bond Index. Beginning and ending values are:


                                     10/21/94              6/97
Insured Portfolio++--
Class C Shares*                       $10,000            $12,171

Insured Portfolio++--
Class D Shares*                       $ 9,600            $11,861

Lehman Brothers Municipal
Bond Index++++                        $10,000            $12,702

   *Assuming maximum sales charge, transaction costs and other operating expenses, including advisory fees.
  **Commencement of Operations.
  ++The Insured Portfolio invests primarily in long-term, investment-grade municipal bonds (bonds rated Baa or better) covered by portfolio insurance guaranteeing the timely payment of principal at maturity and interest.
++++This unmanaged Index consists of revenue bonds, prerefunded bonds, general obligation bonds and insured bonds, all of which mature within 30 years.

    Past performance is not predictive of future performance.



Insured Portfolio's
Class C and
Class D Shares

Average Annual
Total Return

                                         % Return        % Return
Class C Shares*                        Without CDSC     With CDSC**
Year Ended 6/30/97                         +6.86%         +5.86%
Inception (10/21/94) through 6/30/97       +7.57          +7.57

 *Maximum contingent deferred sales charge is 1% and is reduced to 0%
  after 1 year.
**Assuming payment of applicable contingent deferred sales charge.

                                     % Return Without % Return With
Class D Shares*                        Sales Charge    Sales Charge**
Year Ended 6/30/97                         +7.46%         +3.16%
Inception (10/21/94) through 6/30/97       +8.18          +6.55

 *Maximum sales charge is 4%.
**Assuming maximum sales charge.




PERFORMANCE DATA (continued)


National Portfolio's
Class A and
Class B Shares

Total Return
Based on a $10,000
Investment


A line graph depicting the growth of an investment in the Fund's Class A and Class B Shares compared to the growth of an investment in the Lehman Brothers Municipal Bond Index. Beginning and ending values are:

                                       6/87                6/97
National Portfolio++--
Class A Shares*                       $ 9,600            $20,747

Lehman Brothers Municipal
Bond Index++++                        $10,000            $21,940


                                     10/21/88**            6/97

National Portfolio++--
Class B Shares*                       $10,000            $18,119

Lehman Brothers Municipal
Bond Index++++                        $10,000            $19,568


   *Assuming maximum sales charge, transaction costs and other operating expenses, including advisory fees.
  **Commencement of Operations.
  ++The National Portfolio invests primarily in long-term, medium- to lower-grade municipal bonds (bonds rated Baa, bonds rated below Baa and bonds unrated of comparable quality) offering higher yields but subject to greater risks than investment-grade municipal bonds.
++++This unmanaged Index consists of revenue bonds, prerefunded bonds, general obligation bonds and insured bonds, all of which mature within 30 years.

    Past performance is not predictive of future performance.


National Portfolio's
Class A and
Class B Shares

Average Annual
Total Return

                                     % Return Without % Return With
Class A Shares*                        Sales Charge    Sales Charge**
Year Ended 6/30/97                         +8.84%         +4.49%
Five Years Ended 6/30/97                   +7.00          +6.13
Ten Years Ended 6/30/97                    +8.01          +7.57

 *Maximum sales charge is 4%.
**Assuming maximum sales charge.

                                         % Return        % Return
Class B Shares*                        Without CDSC     With CDSC**
Year Ended 6/30/97                         +7.92%         +3.92%
Five Years Ended 6/30/97                   +6.20          +6.20
Inception (10/21/88) through 6/30/97       +7.08          +7.08

 *Maximum contingent deferred sales charge is 4% and is reduced to 0%
  after 4 years.
**Assuming payments of applicable contingent deferred sales charge.


National Portfolio's
Class C and
Class D Shares

Total Return
Based on a $10,000
Investment


A line graph depicting the growth of an investment in the Fund's Class C and Class D Shares compared to the growth of an investment in the Lehman Brothers Municipal Bond Index. Beginning and ending values are:

                                     10/21/94              6/97
National Portfolio++--
Class C Shares*                       $10,000            $12,358

National Portfolio++--
Class D Shares*                       $ 9,600            $12,053

Lehman Brothers Municipal
Bond Index++++                        $10,000            $12,702

   *Assuming maximum sales charge, transaction costs and other operating expenses, including advisory fees.
  **Commencement of Operations.
  ++The National Portfolio invests primarily in long-term, medium- to lower-grade municipal bonds (bonds rated Baa, bonds rated below Baa and bonds unrated of comparable quality) offering higher yields but subject to greater risks than investment-grade municipal bonds.
++++This unmanaged Index consists of revenue bonds, prerefunded bonds, general obligation bonds and insured bonds, all of which mature within 30 years.

    Past performance is not predictive of future performance.



National Portfolio's
Class C and
Class D Shares

Average Annual
Total Return

                                         % Return        % Return
Class C Shares*                        Without CDSC     With CDSC**
Year Ended 6/30/97                         +7.97%         +6.97%
Inception (10/21/94) through 6/30/97       +8.19          +8.19

 *Maximum contingent deferred sales charge is 1% and is reduced to 0%
  after 1 year.
**Assuming payment of applicable contingent deferred sales charge.


                                     % Return Without % Return With
Class D Shares*                        Sales Charge    Sales Charge**
Year Ended 6/30/97                         +8.57%         +4.23%
Inception (10/21/94) through 6/30/97       +8.83          +7.19

 *Maximum sales charge is 4%.
**Assuming maximum sales charge.



Limited Maturity
Portfolio's
Class A and
Class B Shares

Total Return
Based on a $10,000
Investment


A line graph depicting the growth of an investment in the Fund's Class A and Class B Shares compared to the growth of an investment in the Lehman Brothers Municipal Bond Index and the Lehman Brothers 3-Year General Obligation Bond Index. Beginning and ending values are:

                                       6/87                6/97
Limited Maturity Portfolio++--
Class A Shares*                       $ 9,900            $16,204

Lehman Brothers Municipal
Bond Index++++                        $10,000            $21,940

Lehman Brothers 3-Year General
Obligation Bond Index++++++           $10,000            $17,871

                                      11/02/92**           6/97
Limited Maturity Portfolio++--
Class B Shares*                       $10,000            $11,805

Lehman Brothers Municipal
Bond Index++++                        $10,000            $13,589

Lehman Brothers 3-Year General
Obligation Bond Index++++++           $10,000            $12,615

     *Assuming maximum sales charge, transaction costs and other operating expenses, including advisory fees.
    **Commencement of Operations.
    ++The Limited Maturity Portfolio invests primarily in investment-grade municipal bonds (bonds rated Baa or better) with a maximum maturity not to exceed 4 years.
  ++++This unmanaged Index consists of revenue bonds, prerefunded bonds, general obligation bonds and insured bonds, all of which mature within 30 years.
++++++This unmanaged Index consists of state and local government obligation bonds that mature in 3 years--4 years, rated Baa or better.

      Past performance is not predictive of future performance.


Limited Maturity
Portfolio's
Class A and
Class B Shares

Average Annual
Total Return


                                     % Return Without % Return With
Class A Shares*                        Sales Charge    Sales Charge**
Year Ended 6/30/97                         +4.40%         +3.35%
Five Years Ended 6/30/97                   +4.04          +3.84
Ten Years Ended 6/30/97                    +5.05          +4.94

 *Maximum sales charge is 1%.
**Assuming maximum sales charge.


                                         % Return        % Return
Class B Shares*                        Without CDSC     With CDSC**
Year Ended 6/30/97                         +4.13%         +3.13%
Inception (11/2/92) through 6/30/97        +3.63          +3.63

 *Maximum contingent deferred sales charge is 1% and is reduced to 0%
  after 1 year.
**Assuming payment of applicable contingent deferred sales charge.




PERFORMANCE DATA (continued)


Limited Maturity
Portfolio's
Class C and
Class D Shares

Total Return
Based on a $10,000
Investment

A line graph depicting the growth of an investment in the Fund's Class C and Class D Shares compared to the growth of an investment in the Lehman Brothers Municipal Bond Index and the Lehman Brothers 3-Year General Obligation Bond Index. Beginning and ending values are:

                                      10/21/94             6/97
Limited Maturity Portfolio++--
Class C Shares*                       $10,000            $11,097

Limited Maturity Portfolio++--
Class D Shares*                       $ 9,900            $11,102

Lehman Brothers Municipal
Bond Index++++                        $10,000            $12,702

Lehman Brothers 3-Year General
Obligation Bond Index++++++           $10,000            $11,655

     *Assuming maximum sales charge, transaction costs and other operating expenses, including advisory fees.
    **Commencement of Operations.
    ++The Limited Maturity Portfolio invests primarily in investment-grade municipal bonds (bonds rated Baa or better) with a maximum maturity rate not to exceed 4 years.
  ++++This unmanaged Index consists of revenue bonds, prerefunded bonds, general obligation bonds and insured bonds, all of which mature within 30 years.
++++++This unmanaged Index consists of state and local government obligation bonds that mature in 3 years--4 years, rated Baa or better.

      Past performance is not predictive of future performance.




Limited Maturity
Portfolio's
Class C and
Class D Shares

Average Annual
Total Return

                                         % Return        % Return
Class C Shares*                        Without CDSC     With CDSC**
Year Ended 6/30/97                         +4.11%         +3.11%
Inception (10/21/94) through 6/30/97       +3.95          +3.95

 *Maximum contingent deferred sales charge is 1% and is reduced to 0%
  after 1 year.
**Assuming payment of applicable contingent deferred sales charge.

                                     % Return Without % Return With
Class D Shares*                        Sales Charge    Sales Charge**
Year Ended 6/30/97                         +4.40%         +3.35%
Inception (10/21/94) through 6/30/97       +4.35          +3.96

 *Maximum sales charge is 1%.
**Assuming maximum sales charge.

Recent
Performance
Results*

                                                                                         12 Month     3 Month     Standardized
                                                       6/30/97     3/31/97    6/30/96    % Change     % Change    30-Day Yield
Insured Portfolio Class A Shares                        $ 8.06     $ 7.88      $ 7.91     +1.90%        +2.28%         4.91%
Insured Portfolio Class B Shares                          8.05       7.87        7.91     +1.77         +2.29          4.36
Insured Portfolio Class C Shares                          8.06       7.88        7.91     +1.90         +2.28          4.30
Insured Portfolio Class D Shares                          8.06       7.88        7.91     +1.90         +2.28          4.66
National Portfolio Class A Shares                        10.38      10.16       10.11     +2.67         +2.17          4.92
National Portfolio Class B Shares                        10.37      10.16       10.11     +2.57         +2.07          4.37
National Portfolio Class C Shares                        10.38      10.16       10.11     +2.67         +2.17          4.32
National Portfolio Class D Shares                        10.39      10.17       10.12     +2.67         +2.16          4.68
Limited Maturity Portfolio Class A Shares                 9.93       9.90        9.91     +0.20         +0.30          3.90
Limited Maturity Portfolio Class B Shares                 9.94       9.90        9.91     +0.30         +0.40          3.58
Limited Maturity Portfolio Class C Shares                 9.91       9.87        9.88     +0.30         +0.41          3.56
Limited Maturity Portfolio Class D Shares                 9.94       9.90        9.91     +0.30         +0.40          3.80
Insured Portfolio Class A Shares--Total Return                                            +7.72(1)      +3.71(2)
Insured Portfolio Class B Shares--Total Return                                            +6.78(3)      +3.52(4)
Insured Portfolio Class C Shares--Total Return                                            +6.86(5)      +3.50(6)
Insured Portfolio Class D Shares--Total Return                                            +7.46(7)      +3.64(8)
National Portfolio Class A Shares--Total Return                                           +8.84(9)      +3.65(10)
National Portfolio Class B Shares--Total Return                                           +7.92(11)     +3.36(12)
National Portfolio Class C Shares--Total Return                                           +7.97(13)     +3.45(14)
National Portfolio Class D Shares--Total Return                                           +8.57(15)     +3.59(16)
Limited Maturity Portfolio Class A Shares--Total Return                                   +4.40(17)     +1.30(18)
Limited Maturity Portfolio Class B Shares--Total Return                                   +4.13(19)     +1.31(20)
Limited Maturity Portfolio Class C Shares--Total Return                                   +4.11(21)     +1.31(22)
Limited Maturity Portfolio Class D Shares--Total Return                                   +4.40(23)     +1.38(4)

   *Investment results shown do not reflect sales charges; results shown would be lower if a sales charge was included.
 (1)Percent change includes reinvestment of $0.445 per share ordinary income dividends.
 (2)Percent change includes reinvestment of $0.111 per share ordinary income dividends.
 (3)Percent change includes reinvestment of $0.384 per share ordinary income dividends.
 (4)Percent change includes reinvestment of $0.096 per share ordinary income dividends.
 (5)Percent change includes reinvestment of $0.380 per share ordinary income dividends.
 (6)Percent change includes reinvestment of $0.095 per share ordinary income dividends.
 (7)Percent change includes reinvestment of $0.425 per share ordinary income dividends.
 (8)Percent change includes reinvestment of $0.106 per share ordinary income dividends.
 (9)Percent change includes reinvestment of $0.599 per share ordinary income dividends.
(10)Percent change includes reinvestment of $0.149 per share ordinary income dividends.
(11)Percent change includes reinvestment of $0.521 per share ordinary income dividends.
(12)Percent change includes reinvestment of $0.130 per share ordinary income dividends.
(13)Percent change includes reinvestment of $0.516 per share ordinary income dividends.
(14)Percent change includes reinvestment of $0.129 per share ordinary income dividends.
(15)Percent change includes reinvestment of $0.574 per share ordinary income dividends.
(16)Percent change includes reinvestment of $0.143 per share ordinary income dividends.
(17)Percent change includes reinvestment of $0.407 per share ordinary income dividends.
(18)Percent change includes reinvestment of $0.098 per share ordinary income dividends.
(19)Percent change includes reinvestment of $0.371 per share ordinary income dividends.
(20)Percent change includes reinvestment of $0.090 per share ordinary income dividends.
(21)Percent change includes reinvestment of $0.369 per share ordinary income dividends.
(22)Percent change includes reinvestment of $0.089 per share ordinary income dividends.
(23)Percent change includes reinvestment of $0.397 per share ordinary income dividends.

PERFORMANCE DATA (concluded)


Performance
Summary--
Class A Shares

                        Beginning/Ending Net Asset Value             Dividends Paid*                    % Change**
Period                                             Limited                           Limited                        Limited
Covered             Insured         National       Maturity   Insured    National    Maturity  Insured   National   Maturity
10/21/77-12/31/77  $9.80/9.80          --              --      $ 0.09        --         --      + 0.94%      --         --
1978                9.80/8.97          --              --        0.48        --         --      - 3.69       --         --
1979++              8.97/8.39    $ 9.60/9.60     $ 9.90/9.88     0.53     $ 0.11      $0.10     - 0.77    + 1.17%     +0.86%
1980                8.39/6.86      9.60/8.54       9.88/9.74     0.60       0.79       0.64     -11.46    - 3.00      +5.14
1981                6.86/5.66      8.54/7.34       9.74/9.78     0.65       0.90       0.77     - 8.49    - 3.82      +8.64
1982                5.66/6.81      7.34/8.71       9.78/9.89     0.67       0.93       0.80     +33.96    +33.16      +9.67
1983                6.81/6.97      8.71/9.01       9.89/9.76     0.65       0.89       0.67     +12.20    +14.04      +5.57
1984                6.97/6.88      9.01/8.96       9.76/9.74     0.65       0.90       0.67     + 8.49    +10.00      +6.91
1985                6.88/7.53      8.96/9.86       9.74/9.75     0.64       0.88       0.63     +19.56    +20.76      +6.71
1986                7.53/8.18      9.86/10.67      9.75/9.90     0.61(1)    1.01(1)    0.56     +17.24    +19.08      +7.47
1987                8.18/7.56     10.67/9.76       9.90/9.68     0.68(2)    0.86(2)    0.53(2)  + 0.86    - 0.40      +3.18
1988                7.56/7.79      9.76/10.11      9.68/9.68     0.57       0.76       0.56     +10.92    +11.71      +5.90
1989                7.79/7.94     10.11/10.25      9.68/9.74     0.57       0.75       0.59     + 9.49    + 9.11      +6.93
1990                7.94/7.86     10.25/10.09      9.74/9.72     0.61(3)    0.73       0.60     + 7.07    + 5.85      +6.11
1991                7.86/8.18     10.09/10.49      9.72/9.88     0.60(4)    0.82(4)    0.54     +12.07    +12.58      +7.39
1992                8.18/8.27     10.49/10.55      9.88/9.97     0.63(5)    0.89(5)    0.45     + 9.04    + 9.35      +5.62
1993                8.27/8.60     10.55/10.91      9.97/10.01    0.71(6)    0.94(6)    0.38     +12.85    +12.59      +4.30
1994                8.60/7.43     10.91/9.40      10.01/9.77     0.60(7)    0.81(7)    0.37     - 6.76    - 6.55      +1.35
1995                7.43/8.25      9.40/10.44      9.77/9.98     0.45       0.60       0.38     +17.43    +17.83      +6.13
1996                8.25/8.07     10.44/10.33      9.98/9.94     0.45       0.60       0.40     + 3.43    + 4.93      +3.72
1/1/97-6/30/97      8.07/8.06     10.33/10.38      9.94/9.93     0.21       0.28       0.19     + 2.66    + 3.41      +1.88
                                                               ------     ------      -----
                                                         Total $11.65     $14.45      $9.83

                                                       Cumulative total return as of 6/30/97: +275.65%**  +382.46%** +172.64%**



Performance
Summary--
Class B Shares

                        Beginning/Ending Net Asset Value             Dividends Paid*                    % Change***
Period                                            Limited                            Limited                           Limited
Covered             Insured         National   Maturity****   Insured   National  Maturity****  Insured  National   Maturity****
10/21/88--12/31/88 $7.81/7.78    $10.14/10.11          --       $0.11      $0.14        --      + 0.97%   + 1.08%       --
1989                7.78/7.94     10.11/10.25          --        0.51       0.67        --      + 8.81    + 8.29        --
1990                7.94/7.86     10.25/10.09          --        0.55(3)    0.66        --      + 6.28    + 5.05        --
1991                7.86/8.17     10.09/10.49          --        0.54(4)    0.75(4)     --      +11.10    +11.74        --
1992                8.17/8.27     10.49/10.55    $ 9.93/9.97     0.56(5)    0.81(5)   $0.06     + 8.35    + 8.53      +1.05%
1993                8.27/8.59     10.55/10.90      9.97/10.01    0.64(6)    0.85(6)    0.35     +11.88    +11.65      +3.93
1994                8.59/7.43     10.90/9.39      10.01/9.77     0.53(7)    0.73(7)    0.34     - 7.36    - 7.27      +1.03
1995                7.43/8.24      9.39/10.44      9.77/9.98     0.39       0.52       0.34     +16.41    +17.07      +5.75
1996                8.24/8.07     10.44/10.33      9.98/9.94     0.39       0.52       0.37     + 2.77    + 4.14      +3.35
1/1/97-6/30/97      8.07/8.05     10.33/10.37      9.94/9.94     0.18       0.25       0.17     + 2.15    + 2.93      +1.81

                                                                -----      -----      -----
                                                          Total $4.40      $5.90      $1.63

                                                         Cumulative total return as of 6/30/97: +78.06%*** +81.19%*** +18.05%***

Performance
Summary--
Class C Shares

                        Beginning/Ending Net Asset Value             Dividends Paid*                    % Change***
Period                                             Limited                           Limited                        Limited
Covered             Insured         National       Maturity   Insured    National    Maturity  Insured   National   Maturity
10/21/94-12/31/94  $7.68/7.43    $ 9.85/9.40     $ 9.83/9.77    $0.22(7)   $0.31(7)   $0.07     - 0.41%   - 1.39%     +0.11%
1995                7.43/8.25      9.40/10.44      9.77/10.00    0.38       0.52       0.34     +16.50    +16.89      +5.92
1996                8.25/8.07     10.44/10.33     10.00/9.91     0.38       0.52       0.36     + 2.59    + 4.09      +2.80
1/1/97-6/30/97      8.07/8.06     10.33/10.38      9.91/9.91     0.18       0.25       0.17     + 2.25    + 3.00      +1.80
                                                                -----      -----      -----
                                                          Total $1.16      $1.60      $0.94

                                                         Cumulative total return as of 6/30/97: +21.71%*** +23.58%*** +10.97%***

Performance
Summary--
Class D Shares

                        Beginning/Ending Net Asset Value             Dividends Paid*                    % Change**
Period                                             Limited                           Limited                        Limited
Covered             Insured         National       Maturity   Insured    National    Maturity  Insured   National   Maturity
10/21/94--12/31/94 $7.68/7.43    $ 9.85/9.40      $9.83/9.77    $0.23(7)   $0.32(7)   $0.07     - 0.30%   - 1.29%     +0.13%
1995                7.43/8.25      9.40/10.45      9.77/9.98     0.43       0.57       0.37     +17.14    +17.65      +6.03
1996                8.25/8.07     10.45/10.34      9.98/9.94     0.43       0.58       0.39     + 3.17    + 4.67      +3.62
1/1/97-6/30/97      8.07/8.06     10.34/10.39      9.94/9.94     0.20       0.27       0.18     + 2.53    + 3.29      +1.93
                                                                -----      -----      -----
                                                          Total $1.29      $1.74      $1.01

                                                         Cumulative total return as of 6/30/97: +23.55%** +25.56%**  +12.13%**

   *Figures may include short-term capital gains distributions.
  **Figures do not include sales charges; results would be lower if sales charge was included.

 ***Figures do not reflect deduction of any sales charges; results would be lower if sales charge was deducted.
****Limited Maturity Portfolio commenced operations on 11/02/92.
  ++For National and Limited Maturity Portfolios, period covered is from
    11/02/79 to 12/31/79.
 (1)Includes capital gains of $0.011 and $0.178 for the Insured and National Portfolios, respectively.
 (2)Includes capital gains of $0.098, $0.073 and $0.012 for the Insured, National and Limited Maturity Portfolios, respectively.
 (3)Includes capital gains of $0.064 for the Insured Portfolio.
 (4)Includes capital gains of $0.058 and $0.060 for the Insured and National Portfolios, respectively.
 (5)Includes capital gains of $0.084 and $0.130 for the Insured and National Portfolios, respectively.
 (6)Includes capital gains of $0.181 and $0.157 for the Insured and National Portfolios, respectively.
 (7)Includes capital gains of $0.141 and $ 0.209 for the Insured and National Portfolios, respectively.



Portfolio
Abbreviations

To simplify the listings of
Merrill Lynch Municipal
Bond Fund, Inc.'s portfolio
holdings in the Schedule of
Investments, we have
abbreviated the names of
many of the securities
according to the list at right.


AMT          Alternative Minimum Tax (subject to)
BAN          Bond Anticipation Notes
COP          Certificates of Participation
EDA          Economic Development Authority
GAN          Grant Anticipation Notes
GO           General Obligation Bonds
HDA          Housing Development Authority
HFA          Housing Finance Agency
IDA          Industrial Development Authority
IDR          Industrial Development Revenue Bonds
INFLOS       Inverse Floating Rate Municipal Bonds
IRS          Inverse Rate Securities
LEVRRS       Leveraged Reverse Rate Securities

M/F          Multi-Family
PCR          Pollution Control Revenue Bonds
RIB          Residual Interest Bonds
RITR         Residual Interest Tax Receipts
S/F          Single-Family
TAN          Tax Anticipation Notes
TRAN         Tax Revenue Anticipation Notes
UT           Unlimited Tax
VRDN         Variable Rate Demand Notes


SCHEDULE OF INVESTMENTS

                                                                                                        (in Thousands)
                  Municipal Bonds                                                                      Insured Portfolio

                  S&P     Moody's    Face                                                                        Value
STATE             Ratings Ratings   Amount    Issue                                                            (Note 1a)
Alabama--0.2%     AAA      Aaa     $ 1,625    Alabama Water Pollution Control Authority, Revolving
                                              Fund Loan, Series A, 6.75% due 8/15/2017 (b)                    $    1,789
                  AAA      Aaa       1,250    Mobile, Alabama, GO, Refunding and Capital Improvement
                                              Bonds, 10.875% due 11/01/2007 (c)                                    1,697

Alaska--0.8%                                  Kenai Peninsula Borough, Alaska, GO (b):
                  AAA      Aaa       6,450       8.40% due 1/01/2000                                               7,059
                  AAA      Aaa       8,460       8.40% due 1/01/2001                                               9,526

Arizona--1.5%     AAA      Aaa       6,750    Arizona State Municipal Financing Program, COP,
                                              Series 34, 7.25% due 8/01/2009 (g)                                   8,091
                  AAA      Aaa       3,800    Maricopa County, Arizona, IDA, Health Facilities Revenue
                                              Bonds (Saint Joseph's Care Center Project), Series A, 7.75%
                                              due 7/01/2020 (e)                                                    4,170
                  AAA      Aaa       4,000    Maricopa County, Arizona, IDA, Hospital Facility Revenue
                                              Refunding Bonds (Samaritan Health Services), Series A, 7% due
                                              12/01/2013 (e)                                                       4,336
                  AAA      Aaa       7,000    Maricopa County, Arizona, Unified School District No.097
                                              (Deer Valley Project), UT, 1986 Series E, 10% due 7/01/2000 (h)      8,109
                  AAA      Aaa       6,000    Mesa, Arizona, Utility System Revenue Bonds, 5.375%
                                              due 7/01/2017 (h)                                                    5,975

California--1.6%  AAA      Aaa       5,245    Los Angeles, California, Metropolitan Transportation
                                              Authority, Revenue Refunding Bonds (General Union Station),
                                              Series A, 5.25% due 7/01/2013 (i)                                    5,217
                  AAA      Aaa       5,000    Los Angeles County, California, Public Works Finance
                                              Authority (Lease Revenue Multiple Capital Facility
                                              Project), Series V-B, 5.125% due 12/01/2017 (b)                      4,754


                  AAA      Aaa       8,800    Northern California Power Agency, Multiple Capital Facilities
                                              Revenue Bonds, RIB, 8.837% due 9/02/2025 (d) (e)                    10,296
                  AAA      Aaa       5,900    Oakland, California, Redevelopment Agency, Refunding Bonds,
                                              INFLOS, 7.966% due 9/01/2019 (d) (e)                                 6,114
                  AAA      Aaa       5,000    University of California Revenue Bonds (Multiple Purpose
                                              Projects), Series D, 6.375% due 9/01/2024 (e)                        5,399

Colorado--0.9%    AAA      Aaa         590    La Plata County, Colorado, School District Number 9, GO
                                              (R Durango), UT, 6.60% due 11/01/2017 (h)                              643
                  A1+      VMIG1++   2,000    Moffat County, Colorado, PCR, Refunding (Pacificorp
                                              Projects), VRDN, 5.50% due 5/01/2013 (b) (f)                         2,000
                                              Municipal Subdistrict Northern Colorado, Water Conservancy
                                              District, Revenue Refunding Bonds, Series F (b):
                  Aaa      Aaa       4,470       6.15% due 12/01/2005                                              4,893
                  Aaa      Aaa       4,250       6.25% due 12/01/2006                                              4,706
                  Aaa      Aaa       5,055       6.35% due 12/01/2007                                              5,660

Delaware--0.2%    AAA      Aaa       3,750    Delaware State Health Facilities Authority, Crossover
                                              Revenue Refunding Bonds (Medical Center of Delaware),
                                              7% due 10/01/2015 (e)                                                4,004

Florida--3.9%                                 Florida State Division, Board of Finance, Department of
                                              General Services Revenue Bonds, Series 2000-A (b):
                  AAA      Aaa      23,490       (Department of Enviromental Preservation),
                                                 5% due 7/01/2012                                                 22,743
                  AAA      Aaa      14,630       (Department of Enviromental Preservation),
                                                 5% due 7/01/2013                                                 14,069
                  AAA      Aaa       5,000       (Department of Natural Resource Preservation),
                                                 6.75% due 7/01/2013                                               5,423
                  AAA      Aaa       1,000    Florida State Turnpike Authority, Turnpike Revenue Bonds,
                                              Series A, 7.125% due 7/01/2001 (a) (b)                               1,118
                  AAA      Aaa         500    Jacksonville, Florida, Health Facilities Authority,
                                              Hospital Revenue Refunding and Improvement Bonds
                                              (Baptist Medical Center Project), 11.50% due 10/01/2012 (c)            819
                  AAA      Aaa      10,000    Lee County, Florida, Hospital Board of Directors,
                                              Hospital Revenue, INFLOS, 9.063% due 4/01/2020 (d) (e)              11,400
                  AAA      Aaa       3,950    Orange County, Florida, HFA, Mortgage Revenue Refunding
                                              Bonds, Series A, 7.60% due 1/01/2024 (h) (j)                         4,191
                  AAA      Aaa       5,790    Orange County, Florida, Health Facilities Authority
                                              Revenue Bonds (Hospital--Orlando Regional Healthcare),
                                              Series A, 6.25% due 10/01/2006 (e)                                   6,379
                  AAA      Aaa       2,000    Port Saint Lucie, Florida, Special Assessment Revenue Bonds,
                                              Assessment District No. 1, Phase II, 5.40% due 10/01/2016 (e)        1,979
                  AAA      Aaa       4,900    Saint John's River, Florida, Water Management District,
                                              Revenue Refunding Bonds (Land Acquisition), 5.125% due
                                              7/01/2016 (i)                                                        4,685
                  AAA      Aaa       2,850    South Broward Hospital District, Florida, Hospital
                                              Revenue Bonds, RIB, Series C, 9.034% due 5/01/2001 (a) (b) (d)       3,384
                  AAA      Aaa       2,240    West Coast Regional Water Supply Authority, Florida,


                                              Capital Improvement Revenue Bonds (Hillsborough County Project),
                                              10.40% due 10/01/2010 (a) (b)                                        3,185

Georgia--2.2%     A1+      VMIG1++   6,200    Burke County, Georgia, Development Authority, PCR
                                              (Oglethorpe Power Corporation), VRDN, Series A,
                                              4.15% due 1/01/2016 (f) (h)                                          6,200
                  AAA      Aaa       4,000    Chatam County, Georgia, School District, UT, 6.75%
                                              due 8/01/2003 (a) (e)                                                4,526
                  AAA      Aaa      20,000    Georgia Municipal Electric Authority, Power Revenue
                                              Bonds, Series EE, 7% due 1/01/2025 (b)                              24,293
                  AAA      Aaa       9,000    Georgia Municipal Electric Authority, Special Obligation
                                              Bonds (Fifth Crossover Series, Project One), 6.40% due
                                              1/01/2013 (b)                                                       10,007

Hawaii--3.7%                                  Hawaii State Airport System Revenue Bonds:
                  AAA      Aaa      21,795       AMT, 7.30% due 7/01/2020 (b)                                     23,591
                  AAA      Aaa      23,200       AMT, Second Series, 7.50% due 7/01/2020 (h)                      25,240
                  AAA      Aaa      10,000       Refunding, Series 1993, 6.45% due 7/01/2013 (e)                  10,909
                  AAA      Aaa       5,000    Hawaii State Department of Budget and Finance, Special
                                              Purpose Mortgage Revenue Bonds (Hawaiian Electric Company,
                                              AMT, Series C, 7.375% due 12/01/2020 (e)                             5,463
                                              Hawaii State, GO (h):
                  AAA      Aaa       2,920       Series CH, UT, 6% due 11/01/2005                                  3,146
                  AAA      Aaa       2,000       Series CN, 5.25% due 3/01/2017                                    1,938
                  AAA      Aaa       4,500    Hawaii State Harbor Capital Improvement Revenue
                                              Bonds, AMT, 7% due 7/01/2017 (e)                                     4,833

Illinois--11.6%   AAA      Aaa      28,200    Chicago, Illinois, GO, Series A-1, 5.125% due
                                              1/01/2025 (b)                                                       26,257
                  AAA      Aaa      48,835    Chicago, Illinois, Refunding, Series B, 5.125%
                                              due 1/01/2025 (h)                                                   45,406
                  AAA      Aaa      24,000    Chicago, Illinois, Wastewater Transmission Revenue
                                              Refunding Bonds, 5.125% due 1/01/2025 (h)                           22,315
                  AAA      Aaa       3,000    Chicago, Illinois, Water Revenue Bonds, 5% due 11/01/2015 (h)        2,818
                  AAA      Aaa       7,000    Cleveland, Ohio, Public Power System, Revenue Refunding
                                              Bonds (First Mortgage, Series 1), 5.25% due 11/15/2016 (e)           6,825
                                              Illinois Health Facilities Authority Revenue Bonds:
                  AAA      Aaa       3,250       (Elmhurst Memorial Hospital), 6.625% due 1/01/2022 (h)            3,498
                  AAA      Aaa       2,000       (Methodist Health Project), RIB, 9.628% due 5/01/2021 (b) (d)     2,303
                  AAA      Aaa      28,900       Refunding (Sinai Health System), 6% due 2/15/2024 (b)            29,397
                  AAA      Aaa      10,000       (Rush Presbyterian-Saint Luke's Medical Center),
                                                 INFLOS, 9.615% due 10/01/2024 (d) (e)                            11,550
                                              Illinois State, GO, Refunding Bonds, UT (h):
                  AAA      Aaa       5,000       5.125% due 12/01/2013                                             4,862
                  AAA      Aaa       5,750       5.125% due 12/01/2016                                             5,461
                  AAA      Aaa       4,520    Illinois State Sales Tax Revenue Bonds, Series W,
                                              5% due 6/15/2016 (h)                                                 4,266

                                                                                                         (in Thousands)
                  Municipal Bonds                                                                      Insured Portfolio

                  S&P     Moody's    Face                                                                        Value
STATE             Ratings Ratings   Amount    Issue                                                            (Note 1a)
Illinois                                      Metropolitan Pier and Exposition Authority, Illinois,
(concluded)                                   Dedicated State Tax Revenue Bonds (McCormick Place
                                              Expansion Project):
                  AAA      Aaa     $ 6,070       Refunding, Series A, 6% due 12/15/2006 (b)                   $    6,556
                  AAA      Aaa      16,660       Refunding, Series A, 6.10% due 12/15/2015 (e) (k)                 5,851
                  AAA      Aaa       8,330       Refunding, Series A, 6.10% due 12/15/2016 (e) (k)                 2,764
                  AAA      Aaa       9,400       Refunding, Series A, 6.05% due 12/15/2018 (e) (k)                 2,756
                  AAA      Aaa      13,550       Refunding, Series A, 6.03% due 12/15/2022 (e) (k)                 3,120
                  AAA      Aaa      49,575       Refunding, Series A, 6.09% due 12/15/2023 (e) (k)                10,740
                  AAA      Aaa      14,305       Refunding, Series A, 6.24% due 6/15/2024 (e) (k)                  3,006
                  AAA      Aaa       6,260       Refunding, Series A, 6.02% due 6/15/2025 (e) (k)                  1,238
                  AAA      Aaa       5,000       Refunding, Series B, 5.867% due 6/15/2018 (e) (k)                 1,509
                  AAA      Aaa       6,600       Series A, 6.50% due 6/15/2003 (a) (b)                             7,366
                  AAA      Aaa       3,000       Series A, 5.87% due 6/15/2020 (h) (k)                               802
                  AAA      Aaa      26,000    Regional Transportation Authority, Illinois,
                                              Series A, 6.25% due 6/01/2024 (b)                                   27,565

Indiana--1.6%     AAA      Aaa       2,470    Indiana State Employment Development Commission,
                                              Environmental Revenue Bonds (Public Service
                                              Company of Indiana, Inc.), AMT, 7.50% due 3/15/2015 (e)              2,671
                  AAA      Aaa       4,040    Indianapolis, Indiana, Local Public Improvement
                                              Bond Bank, Series A, 7.90% due 2/01/2002 (a) (g)                     4,607
                  AAA      Aaa       4,340    Jasper County, Indiana, PCR, Refunding (Northern
                                              Indiana Public Service), 7.10% due 7/01/2017 (e)                     4,758
                  AAA      Aaa       4,510    Munster, Indiana, School Building Corp. (First
                                              Mortgage), 5.75% due 1/15/2021 (e)                                   4,516
                  AAA      Aaa       5,000    Penn, Indiana, High School Building Corp. (First
                                              Mortgage), 6.125% due 1/15/2016 (e)                                  5,223
                                              Rockport, Indiana, PCR, Refunding:
                  A1       Aaa       4,200       (AEP Generating Co. Project), VRDN, Series A,
                                                 5.50% due 7/01/2025 (b) (f)                                       4,200
                  AAA      Aaa       5,800       (Indiana--Michigan Power), Series B, 7.60%
                                                 due 3/01/2016 (h)                                                 6,421

Iowa--0.3%        AAA      Aaa       5,000    Des Moines, Iowa, Parking Facilities Revenue
                                              Refunding Bonds, Series A, 7.25% due 7/01/2015 (h)                   5,361

Kentucky--0.6%    AAA      Aaa      11,470    Kentucky Development Finance Authority, Hospital
                                              Revenue Refunding and Improvement Bonds (Saint Elizabeth
                                              Medical Center), Series A, 9% due 11/01/2000 (h)                    13,101


Louisiana--0.4%   A1       VMIG1++  10,000    Louisiana Public Facilities Authority, Hospital
                                              Revenue Bonds (Willis-Knighton Medical Center Project),
                                              VRDN, 4.15% due 9/01/2025 (b) (f)                                   10,000

Maryland--0.4%                                Maryland State Health and Higher Educational Facilities
                                              Authority Revenue Bonds (University of Maryland
                                              Medical Systems) (h):
                  AAA      Aaa       2,250       Series A, 7% due 7/01/2001 (a)                                    2,504
                  AAA      Aaa       4,400       Series B, 7% due 7/01/2022                                        5,284

Massachusetts     AAA      Aaa      13,000    Massachusetts Bay Transportation Authority, COP,
--5.3%                                        Series A, 7.65% due 8/01/2000 (a) (i)                               14,477
                                              Massachusetts Bay Transportation Authority (Massachusetts
                                              General Transportation), Series A (h):
                  AAA      Aaa       4,325       6% due 3/01/2006                                                  4,670
                  AAA      Aaa       4,610       6% due 3/01/2007                                                  4,993
                  AAA      Aaa       4,690    Massachusetts Educational Loan Authority, Education
                                              Loan Revenue Bonds, AMT, Issue D, Series A,
                                              7.25% due 1/01/2009 (e)                                              5,027
                                              Massachusetts State Consolidated Loan (b):
                  AAA      Aaa       5,110       Series A, 5% due 3/01/2010                                        5,002
                  AAA      Aaa       5,420       Series D, 5% due 11/01/2016                                       5,093
                                              Massachusetts State Health and Educational Facilities
                                              Authority Revenue Bonds:
                  AAA      Aaa      10,000       (Beth Israel), INFLOS, 8.319% due 7/01/2025 (b) (d)              10,400
                  A1+      VMIG1++     500       (Capital Assets Program), VRDN, Series D, 5.35%
                                                 due 1/01/2035 (e) (f)                                               500
                  AAA      Aaa       3,100       (Saint Elizabeth's Hospital), LEVRRS, Series E,
                                                 9.37% due 8/12/2021 (d) (i)                                       3,565
                  AAA      Aaa      19,755    Massachusetts State, HFA, Housing Revenue Refunding
                                              Bonds (Insured Rental), AMT, Series A, 6.75% due
                                              7/01/2028 (b)                                                       20,648
                  AAA      Aaa      12,250    Massachusetts State, HFA, M/F Housing Refunding Bonds,
                                              Series A, 6.15% due 7/01/2018 (e)                                   12,591
                  AAA      Aaa       4,020    Massachusetts State Insured Revenue Refunding Bonds,
                                              Series B, 5.40% due 11/01/2007 (e)                                   4,184
                  AAA      Aaa       3,250    Massachusetts State Port Authority Revenue Bonds, 13%
                                              due 7/01/2013 (c)                                                    5,448
                                              Massachusetts State Water Resources Authority
                                              Revenue Bonds, Series B (e):
                  AAA      Aaa       2,730       5% due 12/01/2016                                                 2,574
                  AAA      Aaa      10,000       5% due 12/01/2025                                                 9,112

Michigan--2.5%    AAA      Aaa       5,000    Michigan State Building Authority, Revenue Refunding
                                              Bonds, Series I, 6.25% due 10/01/2020 (e)                            5,351
                  Aaa      Aaa       6,915    Michigan State, HDA, Rental Housing Revenue Bonds,
                                              Series B, 6.15% due 10/01/2015 (e)                                   7,090
                  AAA      Aaa      10,000    Michigan State Strategic Fund Limited Obligation, Revenue


                                              Refunding Bonds (Detroit Edison Co.) Series AA,
                                              6.40% due 9/01/2025 (e)                                             10,757
                                              Monroe County, Michigan, PCR (Detroit Edison
                                              Company Project), AMT:
                  AAA      Aaa      16,500       (Monroe and Fermi Plants), Series 1, 7.65% due
                                                 9/01/2020 (h)                                                    18,078
                  AAA      Aaa       9,745       Series I-B, 7.50% due 9/01/2019 (b)                              10,556

Mississippi--0.1% AAA      Aaa       1,320    Harrison County, Mississippi, Wastewater Management
                                              District, Revenue Refunding Bonds (Wastewater
                                              Treatment Facilities), Series A, 8.50% due 2/01/2013 (h)             1,751

Missouri--0.2%    AAA      Aaa       3,500    Sikeston, Missouri, Electric Revenue Refunding Bonds,
                                              6.25% due 6/01/2002 (a) (e)                                          3,830

Nebraska--0.4%    AAA      Aaa       9,000    Nebraska Public Power District Revenue Refunding Bonds,
                                              6.125% due 1/01/2015 (e)                                             9,387

Nevada--2.5%      AAA      Aaa       3,450    Clark County, Nevada, Airport Revenue Bonds, 6.90%
                                              due 6/01/2001 (a) (h)                                                3,757
                  AAA      Aaa      45,000    Washoe County, Nevada, Water Facility Revenue Bonds
                                              (Sierra Pacific Power), AMT, 6.65% due 6/01/2017 (e)                48,527

New Jersey--7.1%  AAA      Aaa       3,350    Cape May County, New Jersey, Industrial Pollution Control
                                              Financing Authority, Revenue Refunding Bonds
                                              (Atlantic City Electric Company Project), Series A,
                                              6.80% due 3/01/2021 (e)                                              3,957
                                              Casino Reinvestment Development Authority, New Jersey,
                                              Parking Fee Revenue Bonds, Series A (i):
                  AAA      Aaa       3,730       6% due 10/01/2005                                                 4,013
                  AAA      Aaa       3,955       6% due 10/01/2006                                                 4,263
                  AAA      Aaa       4,190       6% due 10/01/2007                                                 4,519
                  AAA      Aaa      28,750    New Jersey EDA, Natural Gas Facilities, Revenue
                                              Refunding Bonds (NUI Corp.), Series A, 6.35% due
                                              10/01/2022 (b)                                                      31,029
                  A1+      VMIG1++   1,100    New Jersey Sports and Exposition Authority Revenue
                                              Bonds (State Contract), VRDN, Series C, 3.95% due
                                              9/01/2024 (e) (f)                                                    1,100
                                              New Jersey State Housing and Mortgage Finance Agency
                                              Revenue Bonds (Home Buyer), AMT (e):
                  AAA      Aaa       8,790       Series D, 7.70% due 10/01/2029                                    9,204
                  AAA      Aaa      23,890       Series M, 7% due 10/01/2026                                      25,442
                                              New Jersey State Transit Corp., Capital, GAN, Series A (i):
                  AAA      Aaa      15,000       5% due 9/01/2000                                                 15,265
                  AAA      Aaa      35,000       5.25% due 9/01/2001                                              36,008
                                              New Jersey State Turnpike Authority, Turnpike Revenue
                                              Refunding Bonds:
                  AAA      Aaa       4,215       Series C, 6.50% due 1/01/2008 (b)                                 4,738
                  AAA      VMIG1++   6,100       VRDN, Series D, 3.80% due 1/01/2018 (f) (h)                       6,100

                                                                                                          (in Thousands)
                  Municipal Bonds                                                                      Insured Portfolio

                  S&P     Moody's    Face                                                                        Value
STATE             Ratings Ratings   Amount    Issue                                                            (Note 1a)
New York--10.7%                               Nassau County, New York, General Improvement,
                                              UT, Series V (b):
                  AAA      Aaa     $ 5,305       5.25% due 3/01/2015                                          $    5,197
                  AAA      Aaa       2,845       5.25% due 3/01/2016                                               2,769
                                              New York City, New York, GO, UT:
                  AAA      Aaa      15,000       Series B, 6.25% due 8/15/2008 (b)                                16,376
                  AAA      Aaa       8,175       Series E, 6% due 8/01/2007 (h)                                    8,809
                  AAA      Aaa      13,770       Series G, 6% due 10/15/2007 (b)                                  14,855
                  AAA      Aaa      31,000       Series I, 6% due 4/15/2012 (i)                                   32,509
                  AAA      Aaa       2,500       Series L, 5.20% due 8/01/2008 (e)                                 2,515
                  AAA      Aaa      10,095       Series M, 5.30% due 6/01/2012 (b)                                10,006
                  AAA      Aaa      15,000       Series M, 5.50% due 6/01/2017 (b)                                14,874
                                              New York City, New York, GO, UT, Series I (b):
                  AAA      Aaa       2,825       7.25% due 8/15/1999 (a)                                           3,043
                  AAA      Aaa       7,150       7.25% due 8/15/2013                                               7,636
                  AAA      Aaa       4,385       7.25% due 8/15/2016                                               4,693
                                              New York City, New York, Municipal Water Finance Authority,
                                              Water and Sewer System Revenue Bonds:
                  AAA      Aaa      28,510       RITR, 6.945% due 6/15/2026 (d) (e)                               29,294
                  AAA      Aaa       5,010       Series C, 6.20% due 6/15/2021 (b)                                 5,282
                  A1+      VMIG1++   1,000       Series C, VRDN, 5.50% due 6/15/2023 (f) (h)                       1,000
                  AAA      Aaa       1,500    New York City, New York, Refunding, UT, Series E, 6.20%
                                              due 8/01/2008 (e)                                                    1,637
                  AAA      Aaa       2,500    New York State Dormitory Authority Revenue Bonds
                                              (City University), Third Generation Reserves,
                                              Series 2, 6.25% due 7/01/2019 (e)                                    2,639
                  AAA      Aaa       1,650    New York State Environmental Facilities Corporation,
                                              Special Obligation Revenue Refunding Bonds
                                              (Riverbank State Park), 5.50% due 4/01/2016 (b)                      1,647
                  AAA      Aaa       2,015    New York State Medical Care Facilities Finance Agency,
                                              Revenue Improvement Bonds (Mental Health
                                              Services), Series C, 7.375% due 8/15/2019 (e)                        2,161
                  Aaa      Aaa       9,125    New York State Medical Care Facilities Financial Agency
                                              Revenue Bonds (Mental Health Services), Series E, 6.25%
                                              due 8/15/2019 (h)                                                    9,650
                  AAA      VMIG1++  13,700    New York State Thruway Authority, General Revenue Bonds,
                                              VRDN, 5.45% due 1/01/2024 (f) (h)                                   13,700

                  AAA      Aaa      12,000    New York State Thruway Authority, Highway and Bridge
                                              Trust Fund, Series B, 5.125% due 4/01/2015 (e)                      11,585
                                              Niagara Falls, New York, Public Improvement Bonds, UT (e):
                  AAA      Aaa       2,975       6.90% due 3/01/2023                                               3,313
                  AAA      Aaa       3,190       6.90% due 3/01/2024                                               3,553
                  AAA      Aaa      11,940    Suffolk County, New York, Water Authority, Water Works
                                              Revenue Bonds, 5% due 6/01/2011 (e)                                 11,613

Ohio--1.1%        AAA      Aaa       2,710    Clermont County, Ohio, Hospital Facilities Revenue
                                              Refunding Bonds (Mercy Health Systems), Series A,
                                              7.50% due 9/01/2001 (a) (b)                                          3,028
                  AAA      Aaa      12,000    Cleveland, Ohio, Public Power System Revenue Bonds,
                                              First Mortgage, Series A, 7% due 11/15/2004 (a) (e)                 13,930
                  AAA      Aaa       1,550    Cleveland, Ohio, Water Works Revenue Bonds (First Mortgage),
                                              Series F-92 A, 6.50% due 1/01/2002 (a) (b)                           1,704
                  AAA      Aaa       3,500    Ohio State Building Authority, State Facilities (Adult
                                              Correctional), Series A, 6% due 4/01/2004 (b)                        3,762

Oklahoma--1.3%    AAA      Aaa      10,500    Central Oklahoma, Transportation and Packaging Authority,
                                              Packaging Systems Revenue Refunding, 5.25% due 7/01/2016 (i)        10,169
                  AAA      Aaa       9,280    Grand River Dam Authority, Oklahoma, Revenue Refunding
                                              Bonds, 5.50% due 6/01/2009 (b)                                       9,718
                  AAA      Aaa       7,500    Oklahoma State Industrial Authority, Hospital Revenue
                                              Bonds (Baptist Medical Center), Series A, 7% due 8/15/2000
                                              (a) (b)                                                              8,212

Oregon--0.2%                                  Port Portland, Oregon, International Airport Revenue
                                              Bonds (Portland International Airport), Series Seven-B,
                                              AMT (e):
                  AAA      Aaa       3,865       7.10% due 1/01/2012 (a)                                           4,511
                  AAA      Aaa         135       7.10% due 7/01/2021                                                 146

Pennsylvania      AAA      Aaa       2,000    Allegheny County, Pennsylvania, Higher Education Building
--5.4%                                        Authority Revenue Bonds (Duquesne University Project),
                                              5% due 3/01/2016 (b)                                                 1,882
                  AAA      Aaa       1,750    Allegheny County, Pennsylvania, Hospital Development Authority
                                              Revenue Bonds (Mercy Hospital of Pittsburgh), 6.75% due
                                              4/01/2001 (a) (b)                                                    1,922
                  AAA      Aaa       6,900    Beaver County, Pennsylvania, Hospital Authority Revenue
                                              Bonds (Medical Center of Beaver, Pennsylvania Inc.), Series A,
                                              6.25% due 7/01/2022 (b)                                              7,218
                  AAA      Aaa       3,365    Beaver County, Pennsylvania, IDA, PCR, Refunding (Ohio Edison
                                              Company/Mansfield), Series A, 7% due 6/01/2021 (h)                   3,675
                  AAA      Aaa       7,590    Erie County, Pennsylvania, Prison Authority, Lease Revenue
                                              Bonds, 6.25% due 11/01/2001 (a) (e)                                  8,144
                  AAA      Aaa       1,155    Exeter Township Pennsylvania School District, UT, 6.65%
                                              due 5/15/2002 (a) (h)                                                1,265
                                              Pennsylvania State Higher Educational Assistance Agency,
                                              Student Loan Revenue Bonds, AMT, RIB (d):

                  AAA      Aaa      15,000       9.317% due 9/03/2026 (b)                                         16,856
                  AAA      Aaa       8,000       Series B, 10.749% due 3/01/2020 (e)                               9,160
                  AAA      Aaa      18,600       Series B, 7.955% due 3/01/2022 (b)                               19,321
                                              Pennsylvania State Higher Educational Facilities Authority,
                                              College and University Revenue Bonds:
                  AAA      Aaa       1,500       (Bryn Mawr College), 6.50% due 12/01/1999 (a) (h)                 1,607
                  AAA      Aaa       4,250       (Temple University), First Series, 6.50% due 4/01/2021 (e)        4,566
                  AAA      Aaa      10,000    Pennsylvania State Higher Educational Facilities Authority,
                                              Health Services Revenue Refunding (Allegheny Delaware Valley),
                                              Series A, 5.875% due 11/15/2016 (e)                                 10,228
                                              Pennsylvania State Second Series, GO, UT (b):
                  AAA      Aaa       8,875       5% due 11/15/2014                                                 8,468
                  AAA      Aaa       1,000       5% due 11/15/2015                                                   950
                  AAA      Aaa       6,000    Philadelphia, Pennsylvania, Gas Works Revenue Bonds,
                                              12th Series B, 7% due 5/15/2020 (c) (e)                              7,013
                  AAA      Aaa       5,000    Philadelphia, Pennsylvania, School District, Series B,
                                              5.50% due 9/01/2015 (b)                                              4,977
                  AAA      Aaa       4,020    Philadelphia, Pennsylvania, Water and Sewer Authority,
                                              Water and Wastewater Revenue Bonds, 5.60% due 8/01/2018 (e)          3,976

Rhode Island      AAA      Aaa       6,100    Rhode Island Depositors Economic Protection Corporation,
--1.4%                                        Special Obligation Bonds, Series A, 6.625% due 8/01/2002
                                              (a) (i)                                                              6,792
                  AAA      Aaa       3,775    Rhode Island State Consolidated Capital Development Loan,
                                              Series A, 6% due 8/01/2007 (e)                                       4,096
                                              Rhode Island State Health and Educational Building
                                              Corporation Revenue Bonds:
                  AAA      Aaa       1,500       Higher Education Facility, Refunding (Rhode Island
                                                 School Design), 5.625% due 6/01/2026 (e)                          1,472
                  AAA      Aaa      12,800       (Rhode Island Hospital), INFLOS, 9.487% due
                                                 8/15/2021 (d) (h)                                                15,568

South             AAA      Aaa       5,000    Florence County, South Carolina, Hospital Revenue
Carolina--1.6%                                Bonds (McLeod Regional Medical Center Project),
                                              6.75% due 11/01/2020 (h)                                             5,374
                  AAA      Aaa       4,000    Piedmont, South Carolina, Municipal Power Agency,
                                              Electric Revenue Refunding Bonds, 6.30% due 1/01/2022 (e)            4,263
                                              South Carolina State Public Service Authority, Revenue
                                              Refunding Bonds, Series A (b):
                  AAA      Aaa      17,090       6.375% due 7/01/2021                                             18,425
                  AAA      Aaa       4,200       6.25% due 1/01/2022                                               4,452

Texas--14.3%                                  Austin, Texas, Utility System, Combined Revenue Bonds,
                                              Prior Lien (e):
                  AAA      Aaa      11,190       9.25% due 5/15/2004 (a)                                          14,160
                  AAA      Aaa       5,000       6.25% due 11/15/2019                                              5,273
                  AAA      Aaa      20,000    Austin, Texas, Utility System, Combined Revenue
                                              Refunding Bonds, Series A, 5.25% due 5/15/2016 (i)                  19,348
                                              Brazos River Authority, Texas, PCR (Texas Utilities

                                              Electric Company Project), AMT:
                  AAA      Aaa       6,000       Refunding, 6.50% due 12/01/2027 (b)                               6,422
                  AAA      Aaa      12,000       Series B, 6.625% due 6/01/2022 (h)                               12,882
                  AAA      Aaa      12,400    Brazos River Authority, Texas, Revenue Refunding
                                              Bonds (Houston Light and Power Co.), Series B,
                                              7.20% due 12/01/2018 (h)                                            13,387
                                              Brownsville, Texas, Utility System, Revenue
                                              Refunding Bonds:
                  AAA      Aaa      20,000       6.25% due 9/01/2014 (e)                                          21,862
                  AAA      Aaa       2,000       5.25% due 9/01/2015 (b)                                           1,952



SCHEDULE OF INVESTMENTS (concluded)                                                                      (in Thousands)
                  Municipal Bonds                                                                      Insured Portfolio

                  S&P     Moody's    Face                                                                        Value
STATE             Ratings Ratings   Amount    Issue                                                            (Note 1a)
Texas             AAA      Aaa     $ 5,000    Harris County, Texas, Hospital District Mortgage,
(concluded)                                   Revenue Refunding Bonds, 7.40% due 2/15/2010 (b)                $    5,974
                                              Harris County, Texas, Toll Road Revenue Bonds,
                                              Senior Lien:
                  AAA      Aaa      11,455       Senior Lien, Refunding, 5% due 8/15/2016 (h)                     10,756
                  AAA      Aaa      20,430       Senior Lien, Refunding, Series A, 6.50% due
                                                 8/15/2002 (a) (b)                                                22,645
                  AAA      Aaa      10,305       Senior Lien, Refunding, Series A, 6.50% due
                                                 8/15/2002 (a) (h)                                                11,422
                  AAA      Aaa       1,000       Senior Lien, Series A, 6.25% due 8/15/2015 (e)                    1,069
                  AAA      Aaa       2,750       Senior Lien, Series A, 6.50% due 8/15/2017 (b)                    2,994
                  AAA      Aaa      11,100       Senior Lien, Series A, 6.375% due 8/15/2024 (e)                  11,953
                  AAA      Aaa       1,695       Series A, 6.50% due 8/15/2011 (h)                                 1,845
                                              Houston, Texas, Water and Sewer System Revenue Bonds,
                                              Junior Lien, Series A (e):
                  AAA      Aaa       7,615       6.375% due 12/01/2022                                             8,242
                  AAA      Aaa      19,770       Refunding, 6.125% due 12/01/2015                                 20,708
                  AAA      Aaa       8,000       Refunding, 6.20% due 12/01/2023                                   8,400
                  AAA      Aaa       3,500    Houston, Texas, Water Conveyance System Contract,
                                              COP, Series J, 6.25% due 12/15/2013 (b)                              3,854
                  AAA      Aaa       5,000    Matagorda County, Texas, Navigation District No. 1, PCR
                                              (Central Power and Light Company Project), AMT, 7.50%
                                              due 3/01/2020 (b)                                                    5,404
                  AAA      Aaa      11,800    Matagorda County, Texas, Navigation District No. 1,
                                              Revenue Refunding Bonds (Houston Light and
                                              Power Co.), Series A, 6.70% due 3/01/2027 (b)                       12,838
                  A1       Aaa      15,400    North Central, Texas, Health Facility Development Corp.

                                              Revenue Bonds (Methodist Hospital, Dallas), VRDN, Series B,
                                              5.50% due 10/01/2015 (f) (g)                                        15,400
                                              Nueces River Authority, Texas, Water Supply Facilities
                                              Revenue (Corpus Christi Lake Project) (i):
                  AAA      Aaa       3,705       5.25% due 7/15/2013                                               3,642
                  AAA      Aaa       3,900       5.25% due 7/15/2014                                               3,814
                  A1       VMIG1++  16,500    Sabine River Authority, Texas, PCR, Refunding (Texas
                                              Utilities Project), VRDN, Series A, 5.50% due
                                              3/01/2026 (b) (f)                                                   16,500
                  AAA      Aaa       3,000    San Antonio, Texas, Electric and Gas Revenue Bonds,
                                              Series 95, 5.375% due 2/01/2016 (e)                                  2,943
                  AAA      Aaa      15,000    Southwest Higher Education Authority Incorporated,
                                              Texas, Revenue Refunding Bonds (Southern Methodist University),
                                              Series B, 6.25% due 10/01/2022 (h)                                  15,931
                                              Texas State Municipal Power Agency, Revenue Refunding Bonds:
                  AAA      Aaa       3,520       5.25% due 9/01/2007 (e)                                           3,643
                  AAA      Aaa       3,150       Series A, 6.75% due 9/01/2012 (b)                                 3,424
                  AAA      Aaa       5,095    Texas State Public Finance Authority, Building Revenue
                                              Bonds, Series A, 5% due 8/01/2016 (b)                                4,790

Utah--1.7%        AAA      Aaa      12,855    Intermountain Power Agency, Utah, Power Supply Revenue
                                              Refunding Bonds, Series B, 6% due 7/01/2006 (e)                     13,836
                  AAA      Aaa      14,000    Salt Lake City, Utah, Hospital Revenue Refunding Bonds
                                              (IHC Hospitals, Inc.), INFLOS, 9.491% due
                                              5/15/2020 (b) (d)                                                   16,327
                  AA-      Aaa       1,000    Uintah County, Utah, PCR (Desert Generation and
                                              Transmission Cooperative--National Rural Utilities
                                              Company), Series 1984 F-2, 10.50% due 6/15/2001 (a)                  1,218
                  AAA      Aaa       2,650    Utah State Board of Regents, Student Loan Revenue Bonds,
                                              AMT, Series F, 7.45% due 11/01/2008 (b)                              2,773

Vermont--1.0%     AAA      Aaa      18,950    Vermont, HFA, Home Mortgage Purchase Bonds, AMT,
                                              Series B, 7.60% due 12/01/2024 (e)                                  19,986

Virginia--3.1%    AAA      Aaa       5,000    Danville, Virginia, IDA, Hospital Revenue Refunding
                                              Bonds (Danville Regional Medical Center),
                                              6.50% due 10/01/2019 (h)                                             5,394
                  AAA      Aaa       4,000    Loudoun County, Virginia, Sanitation Authority,
                                              Water and Sewer Revenue Refunding Bonds, 5.125% due
                                              1/01/2026 (h)                                                        3,769
                  AAA      Aaa      20,000    Upper Occoquan, Virginia, Sewer Authority Regional,
                                              Revenue Bonds, Series A, 4.75% due 7/01/2029 (e)                    17,429
                                              Virginia State, HDA, Commonwealth Mortgage, AMT,
                                              Series A, Sub-Series A-4 (e):
                  AAA      Aaa       5,000       6.30% due 7/01/2014                                               5,195
                  AAA      Aaa      11,215       6.35% due 7/01/2018                                              11,535
                  AAA      Aaa      19,000       6.45% due 7/01/2028                                              19,584

Washington--2.9%                              Seattle, Washington, Metropolitan Seattle Municipality,

                                              Sewer Revenue Bonds, Series W (e):
                  AAA      Aaa       3,730       6.25% due 1/01/2020                                               3,949
                  AAA      Aaa       2,465       6.25% due 1/01/2022                                               2,610
                  AAA      Aaa       4,485       6.25% due 1/01/2023                                               4,749
                  AAA      Aaa      33,535    Seattle, Washington, Municipal Light and Power
                                              Revenue Bonds, 6.625% due 7/01/2020 (h)                             36,944
                                              University of Washington, University Revenue Bonds
                                              (Housing and Dining) (e):
                  AAA      Aaa       2,785       7% due 12/01/2001 (a)                                             3,121
                  AAA      Aaa         465       7% due 12/01/2021                                                   512
                  AAA      Aaa       7,000    Washington State Health Care Facilities Authority
                                              Revenue Bonds (Southwest Washington
                                              Hospital--Vancouver), 7.125% due 10/01/2019 (g)                      7,492

West              AAA      Aaa      23,150    Marshall County, West Virginia, PCR, Refunding
Virginia--2.4%                                (Ohio Power Company--Kammer Plant Project), Series B,
                                              5.45% due 7/01/2014 (e)                                             23,197
                  AAA      Aaa      11,465    Mason County, West Virginia, PCR, Refunding (Appalachian
                                              Power Co.), Series I, 6.85% due 6/01/2022 (e)                       12,570
                  AAA      Aaa      12,250    Pleasants County, West Virginia, PCR (Potomac
                                              Pleasants), Series 95-C, 6.15% due 5/01/2015 (b)                    12,930

Wisconsin--3.5%                               Milwaukee County, Wisconsin, GO, UT, Series A (e):
                  AAA      Aaa       2,975       5.25% due 10/01/2011                                              2,969
                  AAA      Aaa       2,975       5.25% due 10/01/2012                                              2,956
                  AAA      Aaa       9,000    Superior, Wisconsin, Limited Obligation Revenue
                                              Refunding Bonds (Midwest Energy Resources), Series E,
                                              6.90% due 8/01/2021 (h)                                             10,630
                  AAA      Aaa       6,500    Wisconsin Public Power System Inc., Power Supply
                                              System Revenue Bonds,  Series A, 6.875% due
                                              7/01/2001 (a) (b)                                                    7,199
                                              Wisconsin State Health and Educational Facilities
                                              Authority Revenue Bonds:
                  AAA      Aaa       6,520       Refunding (Sister's Sorrowful Mother), Series A,
                                                 6.125% due 8/15/2022 (e)                                          6,657
                  AAA      Aaa       8,545       Refunding (Waukesha Memorial Hospital), Series A,
                                                 5.50% due 8/15/2015 (b)                                           8,448
                  AAA      Aaa       1,500       (Saint Luke's Medical Center Project), 7.10%
                                                 due 8/15/2019 (e)                                                 1,638
                  AAA      Aaa       5,655       (Waukesha Memorial Hospital), Series B, 7.25%
                                                 due 8/15/2000 (a) (b)                                             6,233
                                              Wisconsin State Veteran's Housing Loans, AMT,
                                              Series B (e):
                  AAA      Aaa       7,920       6.50% due 5/01/2020                                               8,330
                  AAA      Aaa      17,130       6.50% due 5/01/2025                                              17,908

Wyoming--0.0%     A1       VMIG1++     400    Sweetwater County, Wyoming, PCR, Refunding
                                              (PacificCorp. Projects), VRDN, 5.50% due
                                              11/01/2024 (b) (f)                                                     400

                  Total Investments (Cost--$1,910,410)--98.6%                                                  2,023,013

                  Other Assets Less Liabilities--1.4%                                                             29,221
                                                                                                             -----------
                  Net Assets--100.0%                                                                         $ 2,052,234
                                                                                                             ===========


               (a)Prerefunded.
               (b)AMBAC Insured.
               (c)Escrowed to maturity.
               (d)The interest rate is subject to change periodically and inversely based upon prevailing market rates. The interest rate shown is the rate in effect at June 30, 1997.
               (e)MBIA Insured.
               (f)The interest rate is subject to change periodically based upon prevailing market rates. The interest rate shown is the rate in effect at June 30, 1997.
               (g)BIG Insured.
               (h)FGIC Insured.
               (i)FSA Insured.
               (j)GNMA Collateralized.
               (k)Represents a zero coupon bond; the interest rate shown is the effective yield at the time of purchase by the Portfolio.
                ++Highest short-term rating issued by Moody's Investors Service,
                  Inc.
                Ratings of issues shown have not been audited by Deloitte & Touche LLP.

                See Notes to Financial Statements.



SCHEDULE OF INVESTMENTS                                                                                  (in Thousands)

                  Municipal Bonds                                                                     National Portfolio

                  S&P     Moody's    Face                                                                        Value
STATE             Ratings Ratings   Amount    Issue                                                            (Note 1a)
Alaska--2.5%                                  Valdez, Alaska, Marine Terminal Revenue Refunding Bonds:
                  AA       Aa2     $ 6,000       (British Petroleum Pipeline), Series B, 7% due
                                                 12/01/2025                                                   $    6,584
                  AA       Aa3      27,150       (Sohio Pipeline--British Petroleum Oil), 7.125%
                                                 due 12/01/2025                                                   30,123

California--3.7%  NR*      NR*       6,000    Antioch, California, Improvement Bond Act of 1915
                                              (Assessment District No.27--Lone Tree), Series E,
                                              7.125% due 9/02/2016                                                 6,189
                  A        Aaa      10,350    California State Public Works Board, Lease Revenue
                                              Bonds (Department of Corrections--Monterey County,
                                              Soledad II), Series A, 7% due 11/01/2004 (j)                        12,143
                  NR*      NR*       4,000    Long Beach, California, Special Tax Community
                                              Facilities (District No.3--Pine Avenue), 6.375% due 9/01/2023        4,001
                  A        NR*       8,975    Palmdale, California, Civic Authority, Revenue Refunding
                                              Bonds (Merged Redevelopment Project), Series A,
                                              6.60% due 9/01/2034                                                  9,800
                  AAA      Aaa      18,755    Riverside County, California, Asset Leasing Corp.,
                                              Leasehold Revenue Bonds (Riverside County Hospital
                                              Project), 6%** due 6/01/2023 (f)                                     4,151
                  AAA      Aaa      20,000    San Diego, California, Public Facilities Financing
                                              Authority, Sewer Revenue Bonds, 5% due 5/15/2020 (e)                18,510

Colorado--2.8%                                Denver, Colorado, City and County Airport Revenue Bonds, AMT:
                  BBB      Baa1      3,000       Series A, 7.50% due 11/15/2023                                    3,410
                  BBB      Baa1      8,570       Series A, 8% due 11/15/2025                                       9,507
                  BBB      Baa1     13,000       Series B, 7.25% due 11/15/2023                                   14,335
                  BBB      Baa1     13,150       Series D, 7.75% due 11/15/2021                                   14,678

Connecticut--0.3% AA-      Baa1      4,550    Connecticut State Resource Recovery Authority, Resource
                                              Recovery Revenue Bonds (American Refunding Fuel), AMT,
                                              Series A, 8% due 11/15/2015                                          4,875

Delaware--0.6%    AAA      NR*       7,500    Delaware State Health Facilities Authority, Revenue
                                              Refunding Bonds (Beebe Medical Center Project),
                                              8.50% due 6/01/2000 (j)                                              8,481

District of                                   District of Columbia General Fund Recovery Bonds, VRDN, UT (a):
Columbia--1.3%    A1+      VMIG1++   6,300       Series B-1, 5.25% due 6/01/2003                                   6,300
                  A1+      VMIG1++   8,200       Series B-3, 5.25% due 6/01/2003                                   8,200
                  A+       A1        3,750    District of Columbia Revenue Bonds (Georgetown
                                              University), RIB, 8.683% due 4/25/2022 (k)                           4,186

Florida--4.3%     AAA      Aaa      16,070    Dade County, Florida, Refunding, Seaport, UT, 5.125%
                                              due 10/01/2026 (f)                                                  15,130
                  AAA      Aaa       8,140    Dade County, Florida, Special Obligation Refunding Bonds,
                                              Series B, 5% due 10/01/2035 (c)                                      7,432
                  AAA      Aaa       6,330    Florida HFA (Antigua Club Apartments), AMT, Series A-1,
                                              7% due 2/01/2035 (c)                                                 6,791
                  NR*      Aaa       8,860    Florida HFA, Home Ownership Revenue Bonds, AMT,
                                              Series G1, 7.90% due 3/01/2022 (i)                                   9,333
                  NR*      NR*       5,000    Grand Haven Community Development District, Florida,
                                              Special Assessment, Series A, 6.30% due 5/01/2002                    4,995
                  AA       Aa3       5,000    Hillsborough County, Florida, IDA, PCR, Refunding
                                              (Tampa Electric Company Project), Series 91, 7.875%

                                              due 8/01/2021                                                        5,703
                  A-       NR*       2,700    Leesburg, Florida, Hospital Revenue Capital Improvement
                                              Bonds (Leesburg Regional Medical Center Project),
                                              Series 91-A, 7.50% due 7/01/2002 (j)                                 3,109
                  AAA      NR*       4,345    Orange County, Florida, HFA, Mortgage Revenue Bonds, AMT,
                                              Series A, 8.375% due 3/01/2021 (i)                                   4,587
                  AAA      Aaa       5,850    South Broward, Florida, Hospital District, RIB,
                                              Series C, 9.034% due 5/01/2001 (c) (j) (k)                           6,947

Georgia--1.8%     A1       VMIG1++   3,580    Floyd County, Georgia, Development Authority, PCR,
                                              Georgia Power Co. (Plt Hammond Project), VRDN,
                                              5.60% due 9/01/2026 (a)                                              3,580
                  AAA      Aaa      20,000    Metropolitan Atlanta, Georgia, Rapid Transit Authority,
                                              Sales Tax Revenue Bonds, Second Indenture, Series A,
                                              6.90% due 7/01/2004 (f) (j)                                         22,966

Idaho--0.1%       AA       NR*       1,675    Idaho Housing Agency, S/F Mortgage, AMT, Series E,
                                              7.875% due 7/01/2024 (b)                                             1,803

Illinois--5.1%    AA-      Aa3       8,000    Chicago, Illinois, Gas Supply Revenue Bonds (Peoples
                                              Gas, Light & Coke Company Project), AMT, Series A,
                                              8.10% due 5/01/2020                                                  8,785
                                              Chicago, Illinois, O'Hare International Airport,
                                              Special Facilities Revenue Bonds (United Airlines, Inc.):
                  BB+      Baa2      4,675       AMT, Series B, 8.95% due 5/01/2018                                5,295
                  BB+      Baa2     13,565       Series 1984-B, 8.85% due 5/01/2018                               15,346
                  AAA      Aaa      16,000    Chicago, Illinois, Water Revenue Bonds, 5% due 11/01/2025 (e)       14,580
                  BBB      NR*       3,500    Illinois Development Finance Authority, Revenue
                                              Refunding Bonds (Community Rehabilitation Providers),
                                              Series A, 6% due 7/01/2015                                           3,477
                  A+       Aa2       5,100    Illinois HDA, Residential Mortgage Revenue Bonds,
                                              RIB, AMT, Series C-2, 9.471% due 2/01/2018 (k)                       5,514
                                              Illinois Health Facilities Authority Revenue Bonds:
                  AAA      Aaa       1,500       (Methodist Health Project), RIB, 9.628% due
                                                 5/01/2021 (c) (k)                                                 1,727
                  BBB      NR*       2,625       Refunding (Saint Elizabeth's Hospital--Chicago),
                                                 7.75% due 7/01/2016                                               2,907
                  AAA      Aaa      11,000       (Rush Presbyterian--Saint Luke's Medical Center),
                                                 INFLOS, 9.615% due 10/01/2024 (f) (k)                            12,705
                  NR*      A1        4,400    Southwestern Illinois Development Authority, Sewer
                                              Facilities Revenue Bonds (Monsanto Company Project),
                                              AMT, 7.30% due 7/15/2015                                             4,871

Indiana--1.8%     NR*      Aaa       9,500    Indiana State Educational Facilities Authority Revenue
                                              Bonds (University of Notre Dame Project),
                                              6.70% due 3/01/2025                                                 10,519
                  A+       NR*       9,100    Indianapolis, Indiana, Local Public Improvement Bond
                                              Bank, Refunding, Series D, 6.75% due 2/01/2020                       9,931
                  AA-      Aa2       5,700    Petersburg, Indiana, PCR, Refunding (Indianapolis

                                              Power & Light Company Project), 6.625% due 12/01/2024                6,144

Iowa--0.7%        NR*       NR*      9,000    Iowa Finance Authority, Health Care Facilities,
                                              Revenue Refunding Bonds (Care Initiatives Project),
                                              9.25% due 7/01/2025                                                 10,652

Kansas--1.7%                                  Wichita, Kansas, Hospital Revenue Bonds, RIB (f) (k):
                  AAA      Aaa      12,000       Series III-A, 8.702% due 10/01/2017                              13,740
                  AAA      Aaa      10,000       Series III-B, 8.691% due 10/21/2022                              11,450

Kentucky--2.0%    AAA      Aaa      18,500    Louisville and Jefferson County, Kentucky, Metropolitan
                                              Sewer District, Sewer and Drain System Revenue
                                              Refunding Bonds, Series A, 5.25% due 5/15/2027 (f)                  17,642
                  NR*      NR*       4,500    Perry County, Kentucky, Solid Waste Disposal Revenue
                                              Bonds (TJ International Project), AMT, 7% due 6/01/2024              4,725
                  AA-      Aa2       6,345    Trimble County, Kentucky, PCR (Louisville Gas and
                                              Electric Company), AMT, Series A, 7.625% due 11/01/2020              6,949

Louisiana--4.1%   NR*      Baa2     37,850    Lake Charles, Louisiana, Harbor and Terminal District
                                              Port Facilities, Revenue Refunding Bonds (Trunkline LNG
                                              Company Project), 7.75% due 8/15/2022                               43,018
                                              Port New Orleans, Louisiana, IDR, Refunding (Continental
                                              Grain Company Project):
                  BB       NR*      10,000       7.50% due 7/01/2013                                              10,785
                  BB       NR*       5,000       6.50% due 1/01/2017                                               5,101
                  BBB      Baa2      1,100    Saint Charles Parish, Louisiana, PCR (Union Carbide
                                              Project), AMT, 7.35% due 11/01/2022                                  1,183

Maine--0.3%       NR*      Aa2       3,815    Maine State Housing Authority, Mortgage Purchase, AMT,
                                              Series B-4, 6.90% due 11/15/2026                                     3,990

Maryland--0.5%    AA-      Aa        7,000    Maryland State Stadium Authority, Sports Facilities
                                              Lease Revenue Bonds, AMT, Series D, 7.60% due 12/15/2019             7,618

Massachusetts     AAA      Aaa       6,000    Massachusetts Bay Transportation Authority,
--5.0%                                        Series B, 7.875% due 3/01/2001 (j)                                   6,811
                  AAA      Aaa       7,500    Massachusetts State, HFA, Revenue Bonds (Residential
                                              Development) Series C, 6.90% due 11/15/2021 (d)                      8,015
                                              Massachusetts State Health and Educational Facilities
                                              Authority Revenue Bonds:
                  AAA      NR*       6,900       (North Adams Regional Hospital), Series A, 9.625%
                                                 due 7/01/1999 (j)                                                 7,736
                  NR*      B2       12,350       Refunding (New England Memorial Hospital), Series B,
                                                 6.25% due 7/01/2023                                               9,880
                                              Massachusetts State Water Resources Authority:
                  AAA      Aaa      12,500       Series A, 6.50% due 12/01/2001 (j)                               13,766
                  AAA      Aaa      30,000       Series B, 5% due 12/01/2025 (f)                                  27,335

SCHEDULE OF INVESTMENTS (continued)                                                                      (in Thousands)

                  Municipal Bonds                                                                     National Portfolio

                  S&P     Moody's    Face                                                                        Value
STATE             Ratings Ratings   Amount    Issue                                                            (Note 1a)
Michigan--2.1%    A        A       $ 3,500    Michigan State Hospital Finance Authority, Hospital
                                              Revenue Bonds (Detroit Medical Center), Series A,
                                              7.50% due 8/15/2011                                             $    3,848
                  AAA      Aaa      15,000    Michigan State Hospital Finance Authority
                                              (Sisters of Mercy), INFLOS, 8.514% due 2/15/2022 (h) (k)            16,275
                  BBB      Baa1      9,350    Monroe County, Michigan, PCR (Detroit Edison
                                              Company Project), AMT, Series A, 7.75% due 12/01/2019               10,100

Minnesota--1.5%                               Minnesota State, HFA, S/F Mortgage:
                  AA+      Aa        6,080       AMT, Series A, 7.45% due 7/01/2022 (b)                            6,402
                  AA+      Aa2       4,250       Series F, 6.30% due 7/01/2025                                     4,397
                  AA+      NR*       3,000    Rochester, Minnesota, Health Care Facilities Revenue
                                              Bonds (Mayo Foundation), IRS, Series H, 7.875% due
                                              11/15/2015 (k)                                                       3,229
                  AAA      NR*       8,070    Saint Paul, Minnesota, Housing and Redevelopment
                                              Authority, S/F Mortgage Revenue Refunding Bonds,
                                              Series C, 6.95% due 12/01/2031                                       8,403

Mississippi--0.7% BBB      Baa       5,950    Lowndes County, Mississippi, Hospital Revenue
                                              Refunding Bonds (Golden Triangle Medical Center),
                                              8.50% due 2/01/2010                                                  6,552
                  NR*      Aaa       4,195    Mississippi Home Corporation, S/F Mortgage Revenue Bonds
                                              (Access Program), AMT, Final Tranche, Series A, 6.90%
                                              due 6/01/2024 (i)                                                    4,423

Missouri &        BBB      NR*      11,400    Bi-State Development Agency, Missouri and Illinois,
Illinois--                                    Metropolitan No. 5, Refunding (American Commonwealth
0.8%                                          Lines, Inc.), 7.75% due 6/01/2010                                   12,457

Nebraska--0.3%    AAA      Aaa       3,400    Nebraska Investment Finance Authority, S/F Mortgage
                                              Revenue Bonds, AMT, Series 2, RIB, 11.177% due
                                              9/10/2030 (i) (k)                                                    3,787

New Hampshire--   A+       Aa        2,685    New Hampshire State, HFA, S/F Residential Mortgage,
0.2%                                          AMT, 7.90% due 7/01/2022                                             2,840

New Jersey--1.2%  NR*      NR*       6,495    New Jersey Health Care Facilities Financing Authority
                                              Revenue Bonds (Riverwood Center), Series A,
                                              9.90% due 7/01/2001 (j)                                              7,852
                  AA-      A3        9,500    University of Medicine and Dentistry of New Jersey,

                                              Series C, 7.20% due 12/01/1999 (j)                                  10,332

New York--14.6%                               Metropolitan Transportation Authority, New York,
                                              Service Contract Refunding Bonds (Commuter Facilities),
                                              Series 5:
                  BBB      Baa1      2,145       6.90% due 7/01/2006                                               2,330
                  BBB      Baa1      5,000       7% due 7/01/2012                                                  5,399
                                              New York City, New York, GO, UT:
                  AAA      Aaa       7,240       Series A, 7.75% due 8/15/2001 (j)                                 8,254
                  BBB+     Aaa       9,385       Series A, 7.75% due 8/15/2001 (j)                                10,699
                  BBB+     Baa1        280       Series A, 7.75% due 8/15/2017                                       311
                  BBB+     Baa1      4,000       Series B, 8.25% due 6/01/2006                                     4,803
                  BBB+     Baa1     10,000       Series B, Fiscal 92, 7.75% due 2/01/2011                         11,177
                  BBB+     Baa1      4,500       Series B, Fiscal 92, 7.75% due 2/01/2012                          5,030
                  BBB+     Baa1      2,875       Series B, Fiscal 92, 7.75% due 2/01/2013                          3,213
                  BBB+     Baa1      1,650       Series B, Fiscal 92, 7.75% due 2/01/2014                          1,844
                  AAA      Aaa       1,865       Series D, 7.70% due 2/01/2002 (j)                                 2,140
                  BBB+     Aaa       3,495       Series D, Group C, 8% due 8/01/2001 (j)                           4,009
                  AAA      Aaa       5,495       Series F, 8.25% due 11/15/2001 (j)                                6,402
                                              New York City, New York, Municipal Water Finance
                                              Authority, Water and Sewer System Revenue Bonds:
                  A-       Aaa      11,685       Series 93-B, 6.50% due 6/15/2002 (j)                             12,856
                  A-       Aaa      10,000       Series A, 6.75% due 6/15/2001 (j)                                10,952
                  AAA      Aaa      10,000       Series B, 5.875% due 6/15/2026 (h)                               10,185
                  A1       VMIG1++   3,000       Series RI-2, RITR, 7.025% due 6/15/2025 (k)                       3,150
                                              New York State Dormitory Authority Revenue Bonds (State
                                              University Educational Facilities):
                  BBB+     Baa1      6,735       Refunding, Series B, 7.375% due 5/15/2014                         7,318
                  BBB+     Baa1      2,000       Refunding, Series B, 7% due 5/15/2016                             2,135
                  BBB+     Baa1      5,000       Series A, 7.50% due 5/15/2013                                     5,978
                                              New York State Local Government Assistance Corporation:
                  A        Aaa       6,000       Series A, 7% due 4/01/2002 (j)                                    6,757
                  A        Aaa      10,000       Series B, 7.25% due 4/01/2001 (j)                                11,182
                  A        A3       10,000       Series C, 6.25% due 4/01/2018                                    10,475
                  A        A3       18,810       Series D, 5% due 4/01/2023                                       17,065
                                              New York State Medical Care Facilities, Finance
                                              Agency Revenue Bonds (New York Hospital Mortgage),
                                              Series A (b) (c):
                  AAA      Aaa       8,400       6.75% due 8/15/2014                                               9,223
                  AAA      Aaa       9,100       6.80% due 8/15/2024                                              10,020
                  BBB      Aaa      10,000    New York State Urban Development Corporation Revenue
                                              Bonds (State Facilities), 7.50% due 4/01/2001 (j)                   11,268
                  AAA      Aaa       4,000    Niagara Falls, New York, Commission Toll Bridge, Revenue
                                              Refunding Bonds, Series B, 5.25% due 10/01/2021 (e)                  3,775
                  AAA      Aaa       6,800    Port Authority of New York and New Jersey, Consolidated
                                              Revenue Bonds, 104th Series, 3rd Installment,
                                              4.75% due 1/15/2026                                                  6,007
                  A+       Aa       12,750    Triborough Bridge and Tunnel Authority, New York,
                                              General Purpose Revenue Bonds, Series B, 5.20% due

                                              1/01/2027                                                           12,035
North             A1+      NR*       5,000    Raleigh-Durham, North Carolina, Airport Authority,
Carolina--0.3%                                Special Facilities Revenue Refunding Bonds (American Airlines),
                                              VRDN, Series B, 5.50% due 11/01/2015 (a)                             5,000

Ohio--2.7%        AAA      Aaa      20,300    Cleveland, Ohio, Public Power System Revenue Bonds
                                              (First Mortgage), Series A, 7% due 11/15/2004 (f) (j)               23,565
                                              Ohio, HFA, S/F Mortgage Revenue Bonds, AMT (i):
                  AAA      Aaa       9,100       RIB, Series B-4, 9.578% due 3/31/2031 (k)                         9,942
                  AAA      NR*       1,895       Series B, 8.25% due 12/15/2019                                    2,003
                  AAA      NR*       4,295       Series C, 7.85% due 9/01/2021                                     4,565

Pennsylvania      BBB      Baa      10,000    Pennsylvania Convention Center Authority, Revenue
--3.8%                                        Refunding Bonds, Series A, 6.75% due 9/01/2019                      10,787
                                              Pennsylvania HFA, Refunding:
                  AA       Aa2       8,800       RIB, AMT, Series 1991-31C, 9.68% due 10/01/2023  (k)              9,647
                  AAA      Aaa       7,850       (Rental Housing), 6.50% due 7/01/2023 (d)                         8,122
                  AAA      A1        5,000    Pennsylvania State, 3rd Series A, UT, 6.50% due 11/15/2001 (j)       5,473
                  AAA      Aaa      10,000    Pennsylvania State Higher Educational Assistance Agency,
                                              Student Loan Revenue Bonds, RIB, AMT, 9.317%
                                              due 9/03/2026 (c) (k)                                               11,238
                  NR*      NR*       2,000    Pennsylvania State Higher Educational Facilities
                                              Authority, College and University Revenue Bonds
                                              (Eastern College), Series B, 8% due 10/15/2025                       2,139
                  AAA      Aaa       4,800    Pittsburgh, Pennsylvania, Water and Sewer Authority,
                                              Water and Sewer System, Revenue Refunding Bonds,
                                              Series A, 6.75% due 9/01/2001 (e) (j)                                5,309
                  AAA      Aaa       2,500    York County, Pennsylvania, Hospital Authority Revenue
                                              Bonds (York Hospital), 7% due 1/01/2001 (c) (j)                      2,754

Rhode             AAA      Aaa       5,250    Rhode Island Depositors Economic Protection Corporation,
Island--0.4%                                  Special Obligation Bonds, Series A, 6.95% due 8/01/2002 (j)          5,923

South             AAA      Aaa       2,500    Spartanburg County, South Carolina, Hospital Revenue
Carolina--0.2%                                Bonds (Health Services District Inc.), Series A,
                                              5.50% due 4/15/2027 (f)                                              2,439

SCHEDULE OF INVESTMENTS (concluded)

                                                                                                       (In Thousands)
                  Municipal Bonds                                                                   National Portfolio
                  S&P      Moody's   Face                                                                        Value
STATE             Ratings  Ratings  Amount    Issue                                                            (Note 1a)
South             AAA      Aa1     $ 9,085    South Dakota HDA, Homeownership Mortgage, Series A,
Dakota--0.7%                                  7.15% due 5/01/2027                                             $    9,551

Tennessee--1.9%   NR*      Aaa      10,000    Knox County, Tennessee, Health, Educational and
                                              Housing Facilities Board, Hospital Facilities Revenue
                                              Bonds (Baptist Health System of East Tennessee),
                                              8.60% due 4/15/1999 (j)                                             10,916
                  AAA      Aaa      14,750    Metropolitan Government, Nashville and Davidson County,
                                              Tennessee (Meharry Medical College Project), 6.875% due
                                              12/01/2004 (j)                                                      16,999

Texas--16.8%      AAA      Aaa      10,000    Bexar County, Texas, Health Facilities Development
                                              Corporation, Revenue Refunding Bonds (Baptist Health
                                              Systems), Series A, 5.25% due 11/15/2027 (f)                         9,326
                                              Brazos River Authority, Texas, PCR (Texas Utilities
                                              Electric Company Project), AMT, Series A:
                  BBB+     Baa1      2,095       8.25% due 1/01/2019                                               2,230
                  BBB+     Baa1     18,150       7.875% due 3/01/2021                                             19,958
                  A-       A2       12,350    Brazos River Authority, Texas, Revenue Refunding Bonds
                                              (Houston Light and Power), Series 1989-A, 7.625% due 5/01/2019      13,175
                  BBB      Baa1      7,250    Gulf Coast Waste Disposal Authority, Texas, Revenue Bonds
                                              (Champion International Corporation), AMT, 7.45% due 5/01/2026       7,890
                  AA       Aa3      19,000    Harris County, Texas, Health Facilities Development
                                              Corporation, Health Care System Revenue Bonds
                                              (Sisters of Charity), 7.10% due 7/01/2001 (j)                       21,183
                                              Harris County, Texas, Health Facilities Development
                                              Corporation, Hospital Revenue Bonds:
                  A1+      NR*         200       (Methodist Hospital), 5.50% due 12/01/2025 (a)                      200
                  AAA      Aaa      10,150       RITR, Series 12, 8.07% due 10/01/2024 (k)                        11,317
                  AAA      Aaa      10,000       Refunding (Memorial Hospital System Project), Series A,
                                                 5.50% due 6/01/2024 (f)                                           9,766
                  AAA      Aa3      12,470       (Saint Luke's Episcopal Hospital Project), Series A,
                                                 6.75% due 2/15/2001 (j)                                          13,667
                  AAA      Aaa      11,100    Harris County, Texas, Toll Road Revenue Bonds, Senior Lien,
                                              Series A, 6.375% due 8/15/2024 (f)                                  11,953
                                              Houston, Texas, Water and Sewer System, Revenue Refunding
                                              Bonds, Junior Lien, Series A:
                  AAA      Aaa      10,000       6.20% due 12/01/2023 (f)                                         10,501
                  AAA      Aaa      10,000       5.25% due 12/01/2025 (e)                                          9,518
                  BB       Ba1       8,095    Jefferson County, Texas, Health Facilities Development
                                              Corporation, Hospital Revenue Bonds (Baptist
                                              Healthcare System Project), 8.875% due 6/01/2021                     8,523
                  AA       Aa       12,000    North Central Texas, Health Facilities Development
                                              Corporation Revenue Bonds (Baylor University
                                              Medical Center), INFLOS, Series A, 9.715% due
                                              5/15/2001 (j) (k)                                                   14,415
                  BB       Ba        3,000    Odessa, Texas, Junior College District, Revenue
                                              Refunding Bonds, Series A, 8.125% due 12/01/2018                     3,258
                  A+       Aa        5,195    Texas Housing Agency, Residential Development Mortgage

                                              Revenue Bonds, Series A, 7.50% due 7/01/2015 (i)                     5,538
                                              Texas State Turnpike Authority, Dallas North Thruway
                                              Revenue Bonds (President George Bush Turnpike) (e):
                  AAA      Aaa      15,000       5.25% due 1/01/2023                                              14,311
                  AAA      Aaa      30,000       5% due 1/01/2025                                                 27,608
                  AA       Aa        4,440    Texas State Veteran's Housing Assistance (Fund II),
                                              AMT, UT, Series A, 7% due 12/01/2025                                 4,713
                  AA       Aa       16,000    Texas State Water Development, Series A, B, and C,
                                              5.25% due 8/01/2028                                                 15,338
                  AAA      Aa1      15,000    Texas Water Development Revenue Board, State Revolving
                                              Fund, Senior-Lien, Series B, 5.125% due 7/15/2018                   14,321

Utah--3.6%        A1+      VMIG1++  10,300    Emery County, Utah, PCR, Refunding (Pacificorp Projects),
                                              VRDN, 4.10% due 11/01/2024 (a) (c)                                  10,300
                  A+       A1       20,000    Intermountain Power Agency, Utah, Power Supply Revenue
                                              Refunding Bonds, Series D, 5% due 7/01/2021                         18,254
                  AAA      Aaa       5,000    Murray City, Utah, Hospital Revenue Bonds (IHC Health
                                              Services Inc.), 4.75% due 5/15/2020 (f)                              4,351
                  AAA      Aaa       5,500    Utah County, Utah, Hospital Revenue Bonds (IHC Health
                                              Services, Inc.), 5.25% due 8/15/2026                                 5,120
                  AAA      Aaa      13,250    Weber County, Utah, Municipal Building Authority,
                                              Lease Revenue Bonds, 7.50% due 12/15/2004 (j)                       15,795

Virginia--1.5%    AAA      Aaa      20,000    Prince William County, Virginia, Service Authority,
                                              Water and Sewer System, Revenue Refunding Bonds,
                                              5% due 7/01/2021 (e)                                                18,328
                  AA+      Aa1       4,000    Virginia State, HDA, Commonwealth Mortgage, Series A,
                                              7.15% due 1/01/2033                                                  4,183

Washington--3.3%  AA       Aaa      10,000    Washington State, GO, Series B, UT, 6.75% due 6/01/2001 (j)         10,845
                  AAA      Aaa      13,860    Washington State, GO, Series C, 5% due 1/01/2022 (e)                12,863
                  AAA      NR*      18,070    Washington State Housing Finance Commission, S/F
                                              Mortgage Revenue Refunding Bonds, AMT, Series E,
                                              7.10% due 7/01/2022 (g)                                             18,878
                  AA-      Aaa       5,000    Washington State Public Power Supply System, Revenue
                                              Refunding Bonds (Nuclear Project No. 1), Series A,
                                              6.875% due 7/01/2001 (j)                                             5,538

West              NR*      NR*       4,000    Upshur County, West Virginia, Solid Waste Disposal
Virginia--0.9%                                 Revenue Bonds (TJ International Project), AMT,
                                              7% due 7/15/2025                                                     4,218
                  AAA      Aaa       8,400    West Virginia State, Housing Development Fund,
                                              Housing Finance, Series D, 7.05% due 11/01/2024                      8,854

Wisconsin--1.9%   AA       Aa        4,925    Wisconsin Housing and EDA, Home Ownership Revenue Bonds,
                                              Series A, 7.10% due 3/01/2023                                        5,186
                                              Wisconsin Housing and EDA, Housing Revenue Bonds:
                  A        A1        5,400       Series B, 7.05% due 11/01/2022                                    5,716
                  A        A1        5,105       Series C, 7% due 5/01/2015                                        5,405

                  AAA      Aaa      11,400    Wisconsin State Health and Educational Facilities
                                              Authority Revenue Bonds (Wausau Hospitals Inc.), Series B,
                                              6.70% due 8/15/2020 (c)                                             12,205

                  Total Investments (Cost--$1,357,588)--98.0%                                                  1,448,055

                  Other Assets Less Liabilities--2.0%                                                             29,832
                                                                                                              ----------
                  Net Assets--100.0%                                                                          $1,477,887
                                                                                                              ==========

              (a)The interest rate is subject to change periodically based upon prevailing market rates. The interest rate shown is the rate in effect at June 30, 1997.
              (b)FHA Insured.
              (c)AMBAC Insured.
              (d)FNMA Collateralized.
              (e)FGIC Insured.
              (f)MBIA Insured.
              (g)GNMA/FNMA Collateralized.
              (h)FSA Insured.
              (i)GNMA Collateralized.
              (j)Prerefunded.
              (k)The interest rate is subject to change periodically and inversely based upon prevailing market rates. The interest rate shown is the rate in effect at June 30, 1997.
                *Not Rated.
               **Represents a zero coupon bond; the interest rate shown is the effective yield at the time of purchase by the Portfolio.
               ++Highest short-term rating issued by Moody's Investors Service,
                 Inc.
               Ratings of issues shown have not been audited by Deloitte & Touche LLP.

               See Notes to Financial Statements.

SCHEDULE OF INVESTMENTS

                                                                                                      (in Thousands)
                  Municipal Bonds                                                               Limited Maturity Portfolio

                  S&P     Moody's    Face                                                                        Value
STATE             Ratings Ratings   Amount    Issue                                                            (Note 1a)
Alabama--1.0%     A1+      NR*     $ 4,100    Birmingham, Alabama, Medical Clinic Board Revenue
                                              Bonds (U.A.H.S.F.), VRDN, 5.50% due 12/01/2026 (b)              $    4,100

Arizona--1.2%     AAA      Aaa       5,000    Phoenix, Arizona, Airport Revenue Refunding Bonds,
                                              Series A, 5.55% due 7/01/2000 (d)                                    5,174

Arkansas--0.1%    NR*      Aa          460    Arkansas State Student Loan Authority Revenue Bonds,
                                              AMT, Senior Series A-1, 5.50% due 12/01/1998                           467

California--2.4%  SP1+     VMIG1++   5,000    Los Angeles County, California, Local Educational
                                              Agencies, COP, TRAN, Series B, 4.50% due 9/30/1998 (e)               5,026
                  SP1+     NR*       5,000    Santa Barbara County, California, TRAN, Series A, 4.50%
                                              due 10/01/1998                                                       5,029
Connecticut--2.7% AAA      Aaa       2,160    Bridgeport, Connecticut, Refunding, GO, UT, Series A,
                                              4.40% due 9/01/1998 (c)                                              2,171
                  AAA      Aaa       8,900    Connecticut State Special Assessment (Unemployment
                                              Compensation Advance Fund), Revenue Refunding Bonds,
                                              Series A, 5.50% due 5/15/2001 (c)                                    9,255

District of       A1+      VMIG1++  10,000    District of Columbia, General Fund Recovery
Columbia--                                    Bonds, VRDN, UT, Series B-2, 5.25% due 6/01/2003 (b)                10,000
2.4%

Florida--1.4%     AAA      Aaa       4,000    Florida School Boards Association Incorporated,
                                              Lease Revenue Bonds (Orange County School Board
                                              Project), 6.80% due 7/01/1998 (c)                                    4,116
                  A1+      VMIG1++   1,500    Hillsborough County, Florida, IDA, PCR, Refunding
                                              (Tampa Electric Company Project), VRDN, 4% due
                                              5/15/2018 (b)                                                        1,500

Georgia--2.5%     A        NR*       6,410    Burke County, Georgia, Development Authority, PCR,
                                              Refunding (Oglethorpe Power Corporation) (Plant
                                              Vogtle Project), Series B, 3.95% due 1/01/1999                       6,375
                  AAA      Aaa       4,000    Georgia Municipal Electric Authority, General Power
                                              Revenue Refunding Bonds, Series D, 6% due
                                              1/01/2000 (c)                                                        4,157

Hawaii--2.1%      AAA      Aaa       3,200    Hawaii State, GO, Refunding, Series CO, 6% due 3/01/2001 (f)         3,366
                  A+       Aa3       5,250    Hawaii State, GO, UT, Series CH, 4.75% due 11/01/1999                5,311

Illinois--7.8%    AA-      NR*      10,000    Chicago, Illinois, Board of Education, COP (School
                                              Reform Equipment Acquisition), 4.60% due 12/01/1999                 10,038
                  AA-      Baa1      5,000    Chicago, Illinois, School Finance Authority, 7.25%
                                              due 6/01/1998                                                        5,116
                  AAA      Aaa       3,000    Cook County, Illinois, High School District No. 205,
                                              Revenue Refunding Bonds (Thorton Township), UT, 5.60%
                                              due 6/01/1998 (f) (g)                                                3,048
                  AA       Aa1       6,425    Cook County, Illinois, Township High School District
                                              No. 211 (Palatine and Schaumb), 4.25% due 12/01/1998                 6,444
                                              Illinois State Refunding, GO, UT:



                  AA-      Aa3       4,600       3.90% due 12/01/1998                                              4,587
                  AAA      Aaa       3,500       5.125% due 12/01/1999 (f)                                         3,576

Kentucky--2.2%                                Kentucky State Property and Buildings Commission,
                                              Revenue Refunding Bonds:
                  A+       A         5,000       (Project No. 55), 4.10% due 9/01/1998                             5,004
                  A+       A         4,000       (Project No. 59), 5% due 11/01/1998                               4,048

Louisiana--5.9%   A1+      VMIG1++   5,000    Louisiana State Recovery District, Sales Tax
                                              Revenue Bonds, 4.25% due 7/01/1998 (d) (g)                           5,021
                  AAA      Aaa      19,230    Louisiana State Refunding, GO, Series A, 5.50%
                                              due 8/01/1998 (f)                                                   19,546

Massachusetts     AAA      Aaa       2,005    Massachusetts State Health and Educational
--2.9%                                        Facilities Authority Revenue Bonds (New England Medical
                                              Center Hospitals), Series G, 3.80% due 7/01/1997 (d)                 2,005
                  A-       A1       10,160    New England Education Loan Marketing Corporation
                                              Refunding Bonds (Massachusetts Student Loan),
                                              Series D, 4.75% due 7/01/1998                                       10,231

Michigan--3.8%    AAA      Aaa       8,000    Detroit, Michigan, Distributable State Aid, 7.20%
                                              due 5/01/1999 (a) (c)                                                8,576
                  AA-      A1        6,000    Michigan State Building Authority, Revenue Refunding
                                              Bonds, Series I, 5.80% due 10/01/1998                                6,127
                  NR*      VMIG1++     800    Michigan State Strategic Fund, Solid Waste Disposal
                                              Revenue Bonds (Grayling Generating Project),
                                              VRDN, AMT, 4.25% due 1/01/2014 (b)                                     800

Minnesota--1.3%   AAA      Aaa       2,385    Metropolitan Council, Minnesota, St. Paul Metropolitan
                                              Area Transit, UT, Series C, 4.75% due 2/01/2000                      2,414
                  AAA      Aaa       2,965    Minnesota State, HFA (Rental Housing), Refunding,
                                              Series D, 4.50% due 8/01/1999 (d)                                    2,983

Mississippi--2.4% NR*      Aaa      10,000    Mississippi Higher Education Assistance Corporation,
                                              Student Loan Revenue Bonds, AMT, Series B, 4.80%
                                              due 9/01/1998                                                       10,061

Nebraska--1.5%    A+       A1        6,250    Nebraska Public Power District Revenue Bonds (Consumer
                                              Public Power District), 4.90% due 7/01/1998                          6,309

New Jersey--3.6%  A        A1        2,000    Camden County, New Jersey, Improvement Authority, Solid
                                              Waste Disposal, Revenue Refunding Bonds (Landfill Project),
                                              4% due 7/01/1997                                                     2,000
                  NR*      NR*       3,000    New Jersey State, EDA, Economic Growth Revenue Bonds
                                              (Greater Mercer County), VRDN, Series C, 4.25% due
                                              11/01/2011 (b)                                                       3,000
                  AAA      Aaa       5,715    New Jersey State Educational Facilities Authority
                                              Revenue Bonds (Higher Education Facilities Trust Fund),
                                              Series A, 5.125% due 9/01/1999 (c)                                   5,829

                  AA+      Aa1       4,250    New Jersey State Refunding, UT, Series O, 5.10% due 2/15/2000        4,341

New York--10.4%   AA-      Aa2       4,550    Municipal Assistance Corporation, Refunding, Series E,
                                              5.50% due 7/01/2000                                                  4,700
                  A1+      VMIG1++     100    New York City, New York, Municipal Water Finance Authority,
                                              Water and Sewer System Revenue Bonds, VRDN, Series G, 5.50%
                                              due 6/15/2024 (b) (f)                                                  100
                                              New York State Dormitory Authority Revenue Bonds
                                              (Consolidated City University System), Series A:
                  BBB      Baa1      6,675       4.50% due 7/01/1998                                               6,711
                  BBB      Baa1     10,885       4.75% due 7/01/1999                                              10,945
                  AAA      Aaa       3,000    New York State Dormitory Authority Revenue Bonds
                                              (State University Educational), Series A, 7.125% due
                                              5/15/1999 (a)                                                        3,218
                  A-       A2       11,820    New York State GO, Refunding, 7.80% due 11/15/1998                  12,397
                  BBB      Aaa       5,000    New York State Urban Development Corporation Revenue
                                              Bonds (State Facilities), 7.50% due 4/01/2001 (a)                    5,634
Ohio--12.4%       AAA      Aaa       2,000    Cincinnati, Ohio, City School District, TAN, Series B,
                                              5% due 12/01/1998 (c)                                                2,026
                  NR*      Aa1       6,000    Franklin County, Ohio, Hospital Revenue Refunding
                                              Bonds (US Health Corp.), Series B, 4.50% due 6/01/2000               6,005
                                              Ohio State Air Quality Development Authority, Revenue
                                              Refunding Bonds (Ohio Edison Project), Series A:
                  A1+      VMIG1++   7,500       3.95% due 2/01/1998                                               7,502
                  A1+      VMIG1++   7,000       4.35% due 8/01/1998                                               7,003
                  NR*      Aaa       6,700    Ohio State Buillding Authority, Correctional Facilities,
                                              Series A, 7.35% due 8/01/1999 (a)                                    7,251
                  AAA      Aa1      12,400    Ohio State Highway, GO, Series V, 4.70% due 5/15/2000               12,556
                  AAA      Aaa       3,500    Ohio State Public Facilities Commission, Higher
                                              Education Capital Facilities, Series II-A, 4.375% due
                                              11/01/1999 (d)                                                       3,516
                  NR*      Aaa       6,000    Student Loan Funding Corporation, Cincinnati, Ohio,
                                              Student Loan Revenue Refunding Bonds, AMT, Series C,
                                              5.70% due 7/01/1999                                                  6,123
Oklahoma--0.6%    AA       Aa        2,400    Tulsa, Oklahoma, GO, UT, 5.125% due 5/01/1999                        2,443


SCHEDULE OF INVESTMENTS (concluded)                                                                      (in Thousands)
                  Municipal Bonds                                                              Limited Maturity Portfolio

                  S&P      Moody's    Face                                                                       Value
STATE             Ratings  Ratings   Amount   Issue                                                            (Note 1a)
Oregon--0.7%      A1+      VMIG1++ $ 3,000    Port Saint Helens, Oregon, PCR (Portland General Electric
                                              Company Project), VRDN, Series A, 5.40% due 4/01/2010 (b)       $    3,000

Pennsylvania      A1+      P1        4,000    Beaver County, Pennsylvania, IDA, PCR, Refunding
--4.1%                                        (Ohio Edison Co.), Series A, 4.30% due 10/01/1997                    4,006
                  AAA      Aaa       8,675    Pennsylvania State Refunding Bonds, GO, UT, 5.25%
                                              due 11/15/1998 (f)                                                   8,818
                  AAA      Aaa       4,145    Pittsburgh, Pennsylvania, Refunding, UT, Series A,
                                              5% due 3/01/2000 (d)                                                 4,214

South Carolina--  AA-      A1        8,250    Greenville County, South Carolina, School District,
2.0%                                          UT, 4% due 3/01/1999                                                 8,235

Tennessee--2.9%   AA       NR*      11,885    Clarksville, Tennessee, Public Building Authority,
                                              Revenue Refunding Bonds (Pooled Loan Program),
                                              4.40% due 12/01/1998                                                11,926

Texas--6.6%                                   Brazos, Texas, Higher Education Authority Incorporated,
                                              Student Loan Revenue Refunding Bonds, AMT:
                  NR*      Aaa       2,200       Senior Lien, Series A-2, 5.45% due 6/01/1998                      2,228
                  NR*      Aa        5,135       Series C-1, 5.60% due 11/01/1997                                  5,163
                                              Harris County, Texas, Health Facilities Development
                                              Corporation, Hospital Revenue Bonds, VRDN (b):
                  A1+      NR*       5,900       (Methodist Hospital), 5.50% due 12/01/2025                        5,900
                  AAA      NR*       1,000       (Saint Luke's Episcopal Hospital), Series B, 5.50%
                                                 due 9/15/1997 (a)                                                 1,000
                  AAA      NR*         100       (Saint Luke's Episcopal Hospital), Series D, 5.50%
                                                 due 9/15/1997 (a)                                                   100
                  AA+      Aa3       6,700    Houston, Texas, Independent School District, Public
                                              Property Financial Contractual Obligation, 5% due
                                              7/15/1999                                                            6,816
                  AAA      Aaa       2,600    Houston, Texas, Water and Sewer Systems, Revenue
                                              Refunding Bonds, Junior Lien, Series C, 5.90% due
                                              12/01/1999 (c)                                                       2,701
                  NR*      Aaa       2,455    Panhandle-Plains, Texas, Higher Education Authority
                                              Incorporated, Student Loan Revenue Refunding Bonds,
                                              Series C, 4.15% due 9/01/1997                                        2,456
                  A+       A2        2,000    Texas Municipal Power Agency, Revenue Refunding Bonds,
                                              GO, Series A, 4.25% due 9/01/1997                                    2,001

Utah--1.1%        AAA      Aaa       4,700    Utah State Building and Highway, GO, UT, 4.40% due 7/01/1999         4,730

Virginia--0.6%    AA       Aa        2,555    Virginia State Transportation Board, Transportation
                                              Contract Revenue Bonds (US Route 58 Corridor),
                                              Series B, 5% due 5/15/2000                                           2,604

Washington--4.7%  AAA      Aaa       5,000    Seattle, Washington, Municipality Metropolitan Seattle
                                              Sewer Revenue Bonds, Series U, 6.60% due 1/01/2001 (a) (f)           5,448
                  AA-      Aa1       4,890    Washington State Public Power Supply System, Revenue


                                              Refunding Bonds (Nuclear Project No. 2), Series A,
                                              3.75% due 7/01/1997                                                  4,890
                  AA       Aa1       4,655    Washington State Refunding Bonds, GO, Series R-96B,
                                              5% due 7/01/1998                                                     4,705
                                              Washington State Refunding Bonds, Motor Vehicle Fuel Tax:
                  AA       Aa1       2,000       Series R-94B, 4.20% due 9/01/1998                                 2,005
                  AA       Aa1       2,285       Series R-96A, 5% due 7/01/1998                                    2,310

Wisconsin--8.0%   NR*      NR*       4,500    Ashland County, Wisconsin, Promissary Notes, GO,
                                              4.25% due 9/01/1997                                                  4,502
                  NR*      VMIG1++   4,000    Mequon, Wisconsin, BAN, 4.10% due 11/01/1998                         3,999
                  A        A1        2,795    Wisconsin Housing and Economic Development Authority,
                                              Housing Revenue Refunding Bonds, Series C, 4.30% due 11/01/1997      2,801
                  AA       Aa2      11,000    Wisconsin State, GO, Refunding, UT, Series 3, 4.25%
                                              due 11/01/1999                                                      11,026
                  AA       Aa2       4,385    Wisconsin State, GO, Series C, 5.50% due 5/01/2000                   4,527
                  AAA      NR*       5,720    Wisconsin State Health and Educational Facilities
                                              Authority Revenue Bonds (Medical College of Wisconsin),
                                              Series D, 7.35% due 12/01/2000 (a)                                   6,339
Wyoming--0.1%     NR*      P1          500    Uinta County, Wyoming, PCR, Refunding (Chevron USA Inc.
                                              Project), VRDN, 5.50% due 8/15/2020 (b)                                500

                  Total Investments (Cost--$422,830)--101.4%                                                     424,231

                  Liabilities in Excess of Other Assets--(1.4%)                                                   (5,824)
                                                                                                              ----------
                  Net Assets--100.0%                                                                          $  418,407
                                                                                                              ==========

               (a)Prerefunded.
               (b)The interest rate is subject to change periodically based upon prevailing market rates. The interest rate shown is the rate in effect at June 30, 1997.
               (c)AMBAC Insured.
               (d)MBIA Insured.
               (e)FSA Insured.
               (f)FGIC Insured.
               (g)Escrowed to maturity.
                 *Not Rated.
                ++Highest short-term rating issued by Moody's Investors Service, Inc. Ratings of issues shown have not been audited by Deloitte & Touche LLP.

                See Notes to Financial Statements.

STATEMENTS OF ASSETS AND LIABILITIES

                                                                                                             Limited
                                                                   Insured              National             Maturity
                    As of June 30, 1997                           Portfolio            Portfolio            Portfolio
Assets:             Investments, at value* (Note 1a)           $2,023,013,288        $1,448,054,588       $  424,230,840
                    Cash                                              341,447                27,022                8,214
                    Receivables:
                      Interest                                     33,075,339            24,381,071            5,787,339
                      Securities sold                                 790,557            32,781,265                   --
                      Capital shares sold                             495,726             2,646,269              150,322
                    Prepaid registration fees and
                    other assets (Note 1e)                             62,244                45,650               35,641
                                                               --------------        --------------       --------------
                    Total assets                                2,057,778,601         1,507,935,865          430,212,356
                                                               --------------        --------------       --------------
Liabilities:        Payables:
                      Securities purchased                                 --            25,674,754           10,052,250
                      Capital shares redeemed                       2,061,664             1,683,390            1,193,090
                      Dividends to shareholders (Note 1f)           2,087,176             1,569,055              319,585
                      Investment adviser (Note 2)                     594,019               563,269              113,098
                      Distributor (Note 2)                            352,997               276,962               17,801
                    Accrued expenses and other liabilities            448,645               281,479              109,734
                                                               --------------        --------------       --------------
                    Total liabilities                               5,544,501            30,048,909           11,805,558
                                                               --------------        --------------       --------------

Net Assets:         Net assets                                 $2,052,234,100        $1,477,886,956       $  418,406,798
                                                               ==============        ==============       ==============

Net Assets          Class A Common Stock, $0.10
Consist of:         par value++                                $   17,887,640        $    9,478,498       $    3,459,447
                    Class B Common Stock, $0.10
                    par value++++                                   6,953,748             4,001,411              546,268
                    Class C Common Stock, $0.10
                    par value++++++                                   147,978               270,686                1,085
                    Class D Common Stock, $0.10
                    par value++++++++                                 476,701               491,440              205,079
                    Paid-in capital in excess of par            1,918,211,598         1,431,757,690          417,358,735
                    Accumulated realized capital losses
                    on investments--net (Note 5)                   (4,046,911)          (58,579,321)          (4,564,588)
                    Unrealized appreciation on
                    investments--net                              112,603,346            90,466,552            1,400,772
                                                               --------------        --------------       --------------
                    Net assets                                 $2,052,234,100        $1,477,886,956       $  418,406,798
                                                               ==============        ==============       ==============


Net Asset           Class A:
Value:                Net assets                               $1,441,784,905        $  983,649,868       $  343,640,605
                                                               ==============        ==============       ==============
                      Shares outstanding                          178,876,402            94,784,980           34,594,470
                                                               ==============        ==============       ==============
                      Net asset value and redemption
                      price per share                          $         8.06        $        10.38       $         9.93
                                                               ==============        ==============       ==============
                    Class B:
                      Net assets                               $  560,105,263        $  415,103,109       $   54,275,249
                                                               ==============        ==============       ==============
                      Shares outstanding                           69,537,481            40,014,114            5,462,680
                                                               ==============        ==============       ==============
                      Net asset value and redemption
                      price per share                          $         8.05        $        10.37       $         9.94
                                                               ==============        ==============       ==============
                    Class C:
                      Net assets                               $   11,922,182        $   28,095,834       $      107,551
                                                               ==============        ==============       ==============
                      Shares outstanding                            1,479,783             2,706,856               10,849
                                                               ==============        ==============       ==============
                      Net asset value and redemption
                      price per share                          $         8.06        $        10.38       $         9.91
                                                               ==============        ==============       ==============
                    Class D:
                      Net assets                               $   38,421,750        $   51,038,145       $   20,383,393
                                                               ==============        ==============       ==============
                      Shares outstanding                            4,767,006             4,914,399            2,050,790
                                                               ==============        ==============       ==============
                      Net asset value and redemption
                      price per share                          $         8.06        $        10.39       $         9.94
                                                               ==============        ==============       ==============
                     *Identified cost                          $1,910,409,942        $1,357,588,036       $  422,830,068
                                                               ==============        ==============       ==============
                    ++Authorized shares--Class A                  500,000,000           375,000,000          150,000,000
                                                               ==============        ==============       ==============
                  ++++Authorized shares--Class B                  375,000,000           375,000,000          150,000,000
                                                               ==============        ==============       ==============
                ++++++Authorized shares--Class C                  375,000,000           375,000,000          150,000,000
                                                               ==============        ==============       ==============
              ++++++++Authorized shares--Class D                  500,000,000           375,000,000          150,000,000
                                                               ==============        ==============       ==============

                      See Notes to Financial Statements.

STATEMENTS OF OPERATIONS



                                                                                                             Limited
                                                                   Insured               National            Maturity
                    For the Year Ended June 30, 1997              Portfolio             Portfolio            Portfolio
Investment          Interest and amortization of premium
Income (Note 1d):   and discount earned                        $  134,133,814        $   93,607,495       $   20,199,235
                                                               --------------        --------------       --------------

Expenses:           Investment advisory fees (Note 2)               8,042,098             6,961,453            1,552,369
                    Account maintenance and
                    distribution fees--Class B (Note 2)             4,901,030             3,073,016              222,614
                    Transfer agent fees--Class A (Note 2)             497,705               353,478               82,086
                    Transfer agent fees--Class B (Note 2)             275,141               186,850               18,726
                    Accounting services (Note 2)                      249,511               142,298               41,718
                    Custodian fees                                    186,028               130,167               43,968
                    Account maintenance and distribution
                    fees--Class C (Note 2)                            134,437               162,696                  634
                    Registration fees (Note 1e)                       184,229                94,978                1,102
                    Account maintenance fees--Class D (Note 2)        116,523               126,564               17,810
                    Printing and shareholder reports                  115,250                66,878               28,907
                    Professional fees                                  93,805                67,598               21,232
                    Pricing services                                   30,251                27,987               11,936
                    Directors' fees and expenses                       25,803                21,508                5,615
                    Transfer agent fees--Class D (Note 2)              15,283                18,048                3,561
                    Transfer agent fees--Class C (Note 2)               7,771                 9,161                   69
                    Other                                              51,012                22,915                5,612
                                                               --------------        --------------       --------------
                    Total expenses                                 14,925,877            11,465,595            2,057,959
                                                               --------------        --------------       --------------
                    Investment income--net                        119,207,937            82,141,900           18,141,276
                                                               --------------        --------------       --------------

Realized &          Realized gain on investments--net              37,935,579            18,687,317            1,870,059
Unrealized Gain on  Change in unrealized appreciation on
Investments--Net    investments--net                                5,465,463            18,217,116              104,267
(Notes 1b, 1d                                                  --------------        --------------       --------------
& 3):               Net Increase in Net Assets Resulting
                    from Operations                            $  162,608,979        $  119,046,333       $   20,115,602
                                                               ==============        ==============       ==============

                    See Notes to Financial Statements.

STATEMENTS OF CHANGES IN NET ASSETS

                                                               Insured Portfolio                 National Portfolio
                                                                 For the Year                      For the Year
                                                                Ended  June 30,                   Ended June 30,
                    Increase (Decrease) in Net Assets:        1997            1996            1997              1996
Operations:         Investment income--net              $  119,207,937  $  131,085,773  $   82,141,900    $   83,697,410
                    Realized gain (loss)
                    on investments--net                     37,935,579      (3,897,219)     18,687,317         3,774,748
                    Change in unrealized
                    appreciation/depreciation
                    on investments--net                      5,465,463       3,149,618      18,217,116        10,373,235
                                                        --------------  --------------  --------------    --------------
                    Net increase in net assets
                    resulting from operations              162,608,979     130,338,172     119,046,333        97,845,393
                                                        --------------  --------------  --------------    --------------

Dividends &         Investment income--net:
Distributions to      Class A                              (84,438,105)    (92,116,281)    (57,401,862)      (60,489,070)
Shareholders          Class B                              (31,486,251)    (36,347,050)    (20,879,493)      (20,995,504)
(Note 1f):            Class C                                 (800,743)       (626,972)     (1,024,766)         (462,078)
                      Class D                               (2,482,838)     (1,995,470)     (2,835,779)       (1,750,758)
                    Realized gain on investments--net:
                      Class A                                       --              --              --                --
                      Class B                                       --              --              --                --
                      Class C                                       --              --              --                --
                      Class D                                       --              --              --                --
                                                        --------------  --------------  --------------    --------------
                    Net decrease in net assets resulting
                    from dividends and distributions
                    to shareholders.                      (119,207,937)   (131,085,773)    (82,141,900)      (83,697,410)
                                                        --------------  --------------  --------------    --------------

Capital Share       Net increase (decrease) in net
Transactions        assets derived from capital
(Note 4):           share transactions                    (357,799,862)   (155,203,186)        916,838       (78,305,357)
                                                        --------------  --------------  --------------    --------------

Net Assets:         Total increase (decrease)
                    in net assets                         (314,398,820)   (155,950,787)     37,821,271       (64,157,374)
                    Beginning of year                    2,366,632,920   2,522,583,707   1,440,065,685     1,504,223,059
                                                        --------------  --------------  --------------    --------------
                    End of year                         $2,052,234,100  $2,366,632,920  $1,477,886,956    $1,440,065,685
                                                        ==============  ==============  ==============    ==============

                    See Notes to Financial Statements.

STATEMENTS OF CHANGES IN NET ASSETS

                                                                                            Limited Maturity Portfolio
                                                                                                   For the Year
                                                                                                  Ended June 30,
                    Increase (Decrease) in Net Assets:                                        1997              1996
Operations:         Investment income--net                                              $   18,141,276    $   21,711,132
                    Realized gain (loss)
                    on investments--net                                                      1,870,059         1,322,566
                    Change in unrealized
                    appreciation/depreciation
                    on investments--net                                                        104,267        (1,526,762)
                                                                                        --------------    --------------
                    Net increase in net assets
                    resulting from operations                                               20,115,602        21,506,936
                                                                                        --------------    --------------
Dividends &         Investment income--net:
Distributions to      Class A                                                              (15,176,552)      (18,019,083)
Shareholders          Class B                                                               (2,274,531)       (3,055,609)
(Note 1f):            Class C                                                                   (6,456)          (25,939)
                      Class D                                                                 (683,737)         (610,501)
                    Realized gain on investments--net:
                      Class A                                                                 (666,000)               --
                      Class B                                                                 (108,061)               --
                      Class C                                                                     (293)               --
                      Class D                                                                  (28,170)               --
                                                                                        --------------    --------------
                    Net decrease in net assets resulting
                    from dividends and distributions
                    to shareholders.                                                       (18,943,800)      (21,711,132)
                                                                                        --------------    --------------
Capital Share       Net increase (decrease) in net
Transactions        assets derived from capital
(Note 4):           share transactions                                                     (86,916,618)     (176,922,554)
                                                                                        --------------    --------------

Net Assets:         Total increase (decrease)
                    in net assets                                                          (85,744,816)     (177,126,750)
                    Beginning of year                                                      504,151,614       681,278,364
                                                                                        --------------    --------------
                    End of year                                                         $  418,406,798    $  504,151,614
                                                                                        ==============    ==============


                    See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS

                    The following per share data and ratios
                    have been derived from information                        Insured Portfolio
                    provided in the financial statements.                         Class A
                                                                         For the Year Ended June 30,
                    Increase (Decrease)
                    in Net Asset Value:           1997            1996             1995          1994           1993
Per Share           Net asset value,
Operating           beginning of year         $       7.91    $       7.92    $       7.88   $       8.64   $       8.26
Performance:                                  ------------    ------------    ------------   ------------   ------------
                    Investment income--net             .45             .44             .46            .47            .50
                    Realized and unrealized
                    gain (loss) on
                    investments--net                   .15            (.01)            .18           (.53)           .49
                                              ------------    ------------    ------------   ------------   ------------
                    Total from investment
                    operations                         .60             .43             .64           (.06)           .99
                                              ------------    ------------    ------------   ------------   ------------
                    Less dividends and
                    distributions:
                      Investment income--net          (.45)           (.44)           (.46)          (.47)          (.50)
                      Realized gain on
                      investments--net                  --              --            (.14)          (.23)          (.11)
                                              ------------    ------------    ------------   ------------   ------------
                    Total dividends and
                    distributions                     (.45)           (.44)           (.60)          (.70)          (.61)
                                              ------------    ------------    ------------   ------------   ------------
                    Net asset value,
                    end of year               $       8.06    $       7.91    $       7.92   $       7.88   $       8.64
                                              ============    ============    ============   ============   ============

Total Investment    Based on net asset
Return:*            value per share                  7.72%           5.51%           8.60%         (1.08%)        12.41%
                                              ============    ============    ============   ============   ============

Ratios to Average   Expenses                          .44%            .43%            .43%           .42%           .42%
Net Assets:                                   ============    ============    ============   ============   ============
                    Investment income--net           5.58%           5.55%           5.78%          5.53%          5.94%
                                              ============    ============    ============   ============   ============

Supplemental        Net assets, end of
Data:               year (in thousands)       $  1,441,785    $  1,572,835    $  1,706,064   $  1,941,741   $  2,225,188
                                              ============    ============    ============   ============   ============
                    Portfolio turnover              74.40%          78.49%          35.61%         28.34%         43.86%
                                              ============    ============    ============   ============   ============


                    The following per share data and ratios
                    have been derived from information                        Insured Portfolio
                    provided in the financial statements.                         Class B
                                                                         For the Year Ended June 30,
                    Increase (Decrease)
                    in Net Asset Value:           1997            1996             1995          1994           1993
Per Share           Net asset value,
Operating           beginning of year         $       7.91    $       7.92    $       7.87   $       8.63   $       8.26
Performance:                                  ------------    ------------    ------------   ------------   ------------
                    Investment income--net             .39             .38             .40            .40            .44
                    Realized and unrealized
                    gain (loss) on
                    investments--net                   .14            (.01)            .19           (.53)           .48
                                              ------------    ------------    ------------   ------------   ------------
                    Total from investment
                    operations                         .53             .37             .59           (.13)           .92
                                              ------------    ------------    ------------   ------------   ------------
                    Less dividends and
                    distributions:
                      Investment income--net          (.39)           (.38)           (.40)          (.40)          (.44)
                      Realized gain on
                      investments--net                  --              --            (.14)          (.23)          (.11)
                                              ------------    ------------    ------------   ------------   ------------
                    Total dividends and
                    distributions                     (.39)           (.38)           (.54)          (.63)          (.55)
                                              ------------    ------------    ------------   ------------   ------------
                    Net asset value,
                    end of year               $       8.05    $       7.91    $       7.92   $       7.87   $       8.63
                                              ============    ============    ============   ============   ============

Total Investment    Based on net asset
Return:*            value per share                  6.78%           4.71%           7.91%         (1.81%)        11.44%
                                              ============    ============    ============   ============   ============

Ratios to Average   Expenses                         1.19%           1.19%           1.19%          1.17%          1.18%
Net Assets:                                   ============    ============    ============   ============   ============
                    Investment income--net           4.82%           4.80%           5.03%          4.78%          5.17%
                                              ============    ============    ============   ============   ============

Supplemental        Net assets, end of
Data:               year (in thousands)       $    560,105    $    723,090    $    782,748   $    866,193   $    911,307

                                              ============    ============    ============   ============   ============
                    Portfolio turnover              74.40%          78.49%          35.61%         28.34%         43.86%
                                              ============    ============    ============   ============   ============

                   *Total investment returns exclude the effects of sales loads.

                    See Notes to Financial Statements.


FINANCIAL HIGHLIGHTS (continued)

                    The following per share
                    data and ratios have been                               Insured  Portfolio
                    derived from information                  Class C                               Class D
                    provided in the financial                       For the Period                        For the Period
                    statements.                      For the Year    Oct 21, 1994++       For the Year    Oct 21, 1994++
                                                    Ended June 30,     to June 30,        Ended June 30,    to June 30,
                    Increase (Decrease) in       --------------------------------     ---------------------------------
                    Net Asset Value:              1997        1996        1995          1997         1996         1995
Per Share           Net asset value,
Operating           beginning of period       $     7.91  $     7.92   $     7.68   $     7.91   $     7.92   $     7.68
Performance:                                  ----------  ----------   ----------   ----------   ----------   ----------
                    Investment income--net           .38         .38          .27          .43          .42          .29
                    Realized and unrealized
                    gain (loss) on
                    investments--net                 .15        (.01)         .38          .15         (.01)         .38
                                              ----------  ----------   ----------   ----------   ----------   ----------
                    Total from investment
                    operations                       .53         .37          .65          .58          .41          .67
                                              ----------  ----------   ----------   ----------   ----------   ----------
                    Less dividends and
                    distributions:
                      Investment income--net        (.38)       (.38)        (.27)        (.43)        (.42)        (.29)
                      Realized gain on
                      investments--net                --          --         (.14)          --           --         (.14)
                                              ----------  ----------   ----------   ----------   ----------   ----------
                    Total dividends and
                    distributions                   (.38)       (.38)        (.41)        (.43)        (.42)        (.43)
                                              ----------  ----------   ----------   ----------   ----------   ----------
                    Net asset value,
                    end of period             $     8.06  $     7.91   $     7.92   $     8.06   $     7.91   $     7.92
                                              ==========  ==========   ==========   ==========   ==========   ==========

Total Investment    Based on net asset
Return:**           value per share                6.86%       4.65%        8.83%+++     7.46%        5.25%        9.24%+++

                                              ==========  ==========   ==========   ==========   ==========   ==========

Ratios to Average   Expenses                       1.25%       1.24%        1.23%*        .69%         .68%         .68%*
Net Assets:                                   ==========  ==========   ==========   ==========   ==========   ==========
                    Investment income--net         4.77%       4.75%        4.93%*       5.33%        5.31%        5.50%*
                                              ==========  ==========   ==========   ==========   ==========   ==========

Supplemental        Net assets, end of
Data:               period (in thousands)     $   11,922  $   18,936   $    7,756   $   38,422   $   51,772   $   26,015
                                              ==========  ==========   ==========   ==========   ==========   ==========
                    Portfolio turnover            74.40%      78.49%       35.61%       74.40%       78.49%       35.61%
                                              ==========  ==========   ==========   ==========   ==========   ==========


                    The following per share data and ratios
                    have been derived from information                        National Portfolio
                    provided in the financial statements.                         Class A
                                                                         For the Year Ended June 30,
                    Increase (Decrease)
                    in Net Asset Value:           1997            1996             1995          1994           1993
Per Share           Net asset value,
Operating           beginning of year         $      10.11    $      10.02    $      10.08   $      11.02   $      10.64
Performance:                                  ------------    ------------    ------------   ------------   ------------
                    Investment income--net             .60             .60             .60            .62            .67
                    Realized and unrealized
                    gain (loss) on
                    investments--net                   .27             .09             .15           (.64)           .57
                                              ------------    ------------    ------------   ------------   ------------
                    Total from investment
                    operations                         .87             .69             .75           (.02)          1.24
                                              ------------    ------------    ------------   ------------   ------------
                    Less dividends and
                    distributions:
                      Investment income--net          (.60)           (.60)           (.60)          (.62)          (.67)
                      Realized gain on
                      investments--net                  --              --            (.19)          (.30)          (.19)
                      In excess of realized
                      gain on investments--net          --              --            (.02)            --             --
                                              ------------    ------------    ------------   ------------   ------------
                    Total dividends and
                    distributions                     (.60)           (.60)           (.81)          (.92)          (.86)
                                              ------------    ------------    ------------   ------------   ------------
                    Net asset value,
                    end of year               $      10.38    $      10.11    $      10.02   $      10.08   $      11.02
                                              ============    ============    ============   ============   ============

Total Investment    Based on net asset
Return:**           value per share                  8.84%           6.98%           7.89%          (.47%)        12.19%
                                              ============    ============    ============   ============   ============

Ratios to Average   Expenses                          .55%            .56%            .56%           .55%           .55%
Net Assets:                                   ============    ============    ============   ============   ============
                    Investment income--net           5.86%           5.89%           6.01%          5.72%          6.23%
                                              ============    ============    ============   ============   ============

Supplemental        Net assets, end of
Data:               year (in thousands)       $    983,650    $    983,550    $  1,059,440   $  1,203,181   $  1,353,805
                                              ============    ============    ============   ============   ============
                    Portfolio turnover              99.52%          95.09%         103.65%         73.33%         65.43%
                                              ============    ============    ============   ============   ============

                    The following per share data and ratios
                    have been derived from information                       National Portfolio
                    provided in the financial statements.                         Class B
                                                                          For the Year Ended June 30,
                    Increase (Decrease)
                    in Net Asset Value:           1997            1996             1995          1994           1993
Per Share           Net asset value,
Operating           beginning of year         $      10.11    $      10.02    $      10.07   $      11.02   $      10.63
Performance:                                  ------------    ------------    ------------   ------------   ------------
                    Investment income--net             .52             .52             .52            .54            .59
                    Realized and unrealized
                    gain (loss) on
                    investments--net                   .26             .09             .16           (.65)           .58
                                              ------------    ------------    ------------   ------------   ------------
                    Total from investment
                    operations                         .78             .61             .68           (.11)          1.17
                                              ------------    ------------    ------------   ------------   ------------
                    Less dividends and
                    distributions:
                      Investment income--net          (.52)           (.52)           (.52)          (.54)          (.59)
                      Realized gain on
                      investments--net                  --              --            (.19)          (.30)          (.19)
                      In excess of realized
                      gain on investments--net          --              --            (.02)            --             --
                                              ------------    ------------    ------------   ------------   ------------
                    Total dividends and
                    distributions                     (.52)           (.52)           (.73)          (.84)          (.78)
                                              ------------    ------------    ------------   ------------   ------------
                    Net asset value,
                    end of year               $      10.37    $       0.11    $      10.02   $      10.07   $      11.02
                                              ============    ============    ============   ============   ============

Total Investment    Based on net asset
Return:**           value per share                  7.92%           6.17%           7.28%         (1.39%)        11.45%
                                              ============    ============    ============   ============   ============
Ratios to Average   Expenses                         1.31%           1.32%           1.32%          1.30%          1.31%
Net Assets:                                   ============    ============    ============   ============   ============
                    Investment income--net           5.10%           5.13%           5.25%          4.97%          5.46%
                                              ============    ============    ============   ============   ============
Supplemental        Net assets, end of
Data:               year (in thousands)       $    415,103    $    399,341    $    419,933   $    459,169   $    424,071
                                              ============    ============    ============   ============   ============
                    Portfolio turnover              99.52%          95.09%         103.65%         73.33%         65.43%
                                              ============    ============    ============   ============   ============

                    The following per share
                    data and ratios have been                            National  Portfolio
                    derived from information                  Class C                               Class D
                    provided in the financial                       For the Period                        For the Period
                    statements.                      For the Year    Oct 21, 1994++       For the Year    Oct 21, 1994++
                                                    Ended June 30,     to June 30,        Ended June 30,    to June 30,
                    Increase (Decrease) in       --------------------------------     ---------------------------------
                    Net Asset Value:              1997        1996        1995          1997         1996         1995
Per Share           Net asset value,
Operating           beginning of period       $    10.11  $    10.03   $     9.85   $    10.12   $    10.03   $     9.85
Performance:                                  ----------  ----------   ----------   ----------   ----------   ----------
                    Investment income--net           .52         .52          .36          .58          .57          .40
                    Realized and unrealized
                    gain on investments--net         .27         .08          .39          .27          .09          .39
                                              ----------  ----------   ----------   ----------   ----------   ----------
                    Total from investment
                    operations                       .79         .60          .75          .85          .66          .79
                                              ----------  ----------   ----------   ----------   ----------   ----------
                    Less dividends and
                    distributions:
                      Investment
                      income--net                   (.52)       (.52)        (.36)        (.58)        (.57)        (.40)
                      Realized gain on
                      investments--net                --          --         (.19)          --           --         (.19)
                      In excess of
                      realized gain on
                      investments--net                --          --         (.02)          --           --         (.02)
                                              ----------  ----------   ----------   ----------   ----------   ----------
                    Total dividends and
                    distributions                   (.52)       (.52)        (.57)        (.58)        (.57)        (.61)
                                              ----------  ----------   ----------   ----------   ----------   ----------
                    Net asset value,
                    end of period             $    10.38  $    10.11   $    10.03   $    10.39   $    10.12   $    10.03
                                              ==========  ==========   ==========   ==========   ==========   ==========

Total Investment    Based on net asset
Return:**           value per share                7.97%       6.01%        7.97%+++     8.57%        6.71%        8.37%+++
                                              ==========  ==========   ==========   ==========   ==========   ==========

Ratios to Average   Expenses                       1.36%       1.37%        1.37%*        .80%         .81%         .81%*
Net Assets:                                   ==========  ==========   ==========   ==========   ==========   ==========
                    Investment income--net         5.04%       5.08%        5.21%*       5.60%        5.64%        5.78%*
                                              ==========  ==========   ==========   ==========   ==========   ==========

Supplemental        Net assets, end of
Data:               period (in thousands)     $   28,096  $   13,291   $    5,195   $   51,038   $   43,884   $   19,656
                                              ==========  ==========   ==========   ==========   ==========   ==========
                    Portfolio turnover            99.52%      95.09%      103.65%       99.52%       95.09%      103.65%
                                              ==========  ==========   ==========   ==========   ==========   ==========

                   *Annualized.
                  **Total investment returns exclude the effects of sales loads. ++Commencement of Operations
                 +++Aggregate total investment return.

                    See Notes to Financial Statements.



FINANCIAL HIGHLIGHTS (concluded)

                    The following per share data and ratios
                    have been derived from information                   Limited Maturity Portfolio
                    provided in the financial statements.                         Class A
                                                                         For the Year Ended June 30,
                    Increase (Decrease)
                    in Net Asset Value:           1997            1996             1995          1994           1993
Per Share           Net asset value,
Operating           beginning of year         $       9.91     $      9.92    $       9.87   $      10.01   $       9.91
Performance:                                  ------------     -----------    ------------   ------------   ------------
                    Investment income--net             .39             .38             .38            .37            .41
                    Realized and unrealized
                    gain (loss) on
                    investments--net                   .04            (.01)            .05           (.14)           .10
                                              ------------     -----------    ------------   ------------   ------------
                    Total from investment
                    operations                         .43             .37             .43            .23            .51
                                              ------------     -----------    ------------   ------------   ------------


                    Less dividends and
                    distributions:
                      Investment income--net          (.39)           (.38)           (.38)          (.37)          (.41)
                      Realized gain on
                      investments--net                (.02)             --              --             --             --
                                              ------------     -----------    ------------   ------------   ------------
                    Total dividends and
                    distributions                     (.41)           (.38)           (.38)          (.37)          (.41)
                                              ------------     -----------    ------------   ------------   ------------
                    Net asset value,
                    end of  year              $       9.93     $      9.91    $       9.92   $       9.87   $      10.01
                                              ============     ===========    ============   ============   ============
Total Investment    Based on net asset
Return:**           value per share                  4.40%           3.75%           4.53%          2.30%          5.28%
                                              ============     ===========    ============   ============   ============

Ratios to Average   Expenses                          .39%            .44%            .41%           .40%           .41%
Net Assets:                                   ============     ===========    ============   ============   ============
                    Investment income--net           3.93%           3.83%           3.86%          3.68%          4.13%
                                              ============     ===========    ============   ============   ============

Supplemental        Net assets, end of
Data:               year (in thousands)       $    343,641     $   417,097    $    536,474   $    790,142   $    846,736
                                              ============     ===========    ============   ============   ============
                    Portfolio turnover              61.90%          88.32%          37.33%         45.67%         65.43%
                                              ============     ===========    ============   ============   ============

                    The following per share data and ratios
                    have been derived from information                   Limited Maturity Portfolio
                    provided in the financial statements.                         Class B
                                                                         For the Year Ended June 30,
                    Increase (Decrease)
                    in Net Asset Value:           1997            1996             1995          1994           1993
Per Share           Net asset value,
Operating           beginning of period       $       9.91     $      9.92    $       9.87  $       10.01   $       9.93
Performance:                                  ------------     -----------    ------------  -------------   ------------
                    Investment income--net             .36             .35             .35            .33            .24
                    Realized and unrealized
                    gain (loss) on
                    investments--net                   .05            (.01)            .05           (.14)           .08
                                              ------------     -----------    ------------  -------------   ------------
                    Total from investment
                    operations                         .41             .34             .40            .19            .32
                                              ------------     -----------    ------------  -------------   ------------

                    Less dividends and
                    distributions:
                      Investment income--net          (.36)           (.35)           (.35)          (.33)          (.24)
                      Realized gain on
                      investments--net                (.02)             --              --             --             --
                                              ------------     -----------    ------------  -------------   ------------
                    Total dividends and
                    distributions                     (.38)           (.35)           (.35)          (.33)          (.24)
                                              ------------     -----------    ------------  -------------   ------------
                    Net asset value,
                    end of period             $       9.94     $      9.91    $       9.92  $        9.87   $      10.01
                                              ============     ===========    ============   ============   ============
Total Investment    Based on net asset
Return:**           value per share                  4.13%           3.37%           4.14%          1.98%          3.26%+++
                                              ============     ===========    ============   ============   ============

Ratios to Average   Expenses                          .75%            .80%            .78%           .76%           .76%*
Net Assets:                                   ============     ===========    ============   ============   ============
                    Investment income--net           3.58%           3.46%           3.50%          3.33%          3.60%*
                                              ============     ===========    ============   ============   ============

Supplemental        Net assets, end of
Data:               period (in thousands)     $     54,275     $    71,075    $    129,581   $    145,534   $     95,179
                                              ============     ===========    ============   ============   ============
                    Portfolio turnover              61.90%          88.32%          37.33%         45.67%         65.43%
                                              ============     ===========    ============   ============   ============

                    The following per share
                    data and ratios have been                           Limited Maturity Portfolio
                    derived from information                  Class C                               Class D
                    provided in the financial                       For the Period                         For the Period
                    statements.                      For the Year    Oct 21, 1994++       For the Year     Oct 21, 1994++
                                                    Ended June 30,     to June 30,        Ended June 30,     to June 30,
                    Increase (Decrease) in       --------------------------------     -----------------------------------
                    Net Asset Value:              1997        1996        1995          1997         1996         1995
Per Share           Net asset value,
Operating           beginning of period       $     9.88  $     9.92   $     9.83   $     9.91   $     9.93    $     9.83
Performance:                                  ----------  ----------   ----------   ----------   ----------    ----------
                    Investment income--net           .35         .34          .25          .38          .37           .26
                    Realized and unrealized
                    gain (loss) on
                    investments--net                 .05        (.04)         .09          .05         (.02)          .10
                                              ----------  ----------   ----------   ----------   ----------    ----------
                    Total from investment
                    operations                       .40         .30          .34          .43          .35           .36
                                              ----------  ----------   ----------   ----------   ----------    ----------

                    Less dividends
                    and distributions:
                      Investment income--net        (.35)       (.34)        (.25)        (.38)        (.37)        (.26)
                      Realized gain on
                      investments--net              (.02)         --           --         (.02)          --           --
                                              ----------  ----------   ----------   ----------   ----------   ----------
                    Total dividends and
                    distributions                   (.37)       (.34)        (.25)        (.40)        (.37)        (.26)
                                              ----------  ----------   ----------   ----------   ----------   ----------
                    Net asset value,
                    end of period             $     9.91  $     9.88   $     9.92   $     9.94   $     9.91   $     9.93
                                              ==========  ==========   ==========   ==========   ==========   ==========
Total Investment    Based on net asset
Return:**           value per share                4.11%       2.97%        3.52%+++     4.40%        3.55%        3.73%+++
                                              ==========  ==========   ==========   ==========   ==========   ==========

Ratios to Average   Expenses                        .75%        .80%         .70%*        .48%         .54%         .53%*
Net Assets:                                   ==========  ==========   ==========   ==========   ==========   ==========
                    Investment income--net         3.57%       3.41%        3.61%*       3.84%        3.71%        3.78%*
                                              ==========  ==========   ==========   ==========   ==========   ==========

Supplemental        Net assets, end of
Data:               period (in thousands)     $      108  $       94   $    3,965   $   20,383   $   15,886   $   11,258
                                              ==========  ==========   ==========   ==========   ==========   ==========
                    Portfolio turnover            61.90%      88.32%       37.33%       61.90%       88.32%       37.33%
                                              ==========  ==========   ==========   ==========   ==========   ==========

                   *Annualized.
                  **Total investment returns exclude the effects of sales loads. ++Commencement of Operations.
                 +++Aggregate total investment return.


                    See Notes to Financial Statements.




NOTES TO FINANCIAL STATEMENTS


1. Significant Accounting Policies:
Merrill Lynch Municipal Bond Fund, Inc. (the "Fund") is registered under the Investment Company Act of 1940 as a diversified, open-end management investment company. The Fund's Portfolios offer four classes of shares under the Merrill Lynch Select Pricing SM System. Shares of Class A and Class D are sold with a front-end sales charge. Shares of Class B and Class C may be subject to a contingent deferred sales charge. All classes of shares have identical voting, dividend, liquidation and other rights and the same terms and conditions, except that Class B, Class C and Class D Shares bear certain expenses related to the account maintenance of such shares, and Class B and Class C Shares also bear certain expenses related to the distribution of such shares. Each class has exclusive voting rights with respect to matters relating to its account maintenance and distribution expenditures. The following is a summary of significant accounting policies followed by the Fund.

(a) Valuation of investments--Insured Portfolio: Where bonds in the Portfolio have not been insured pursuant to policies obtained by the issuer, the Fund has obtained insurance with respect to the payment of interest and principal of each bond. Such insurance is valid as long as the bonds are held by the Fund.

All Portfolios: Municipal bonds and money market securities are traded primarily in the over-the-counter markets and are valued at the most recent bid price or yield equivalent as obtained from dealers that make markets in such securities. Positions in futures contracts and options thereon, which are traded on exchanges, are valued at closing prices as of the close of such exchanges. Assets for which market quotations are not readily available are valued at fair value on a consistent basis using methods determined in good faith by the Fund's Board of Directors, including valuations furnished by a pricing service retained by the Fund, which may utilize a matrix system for valuations. The procedures of the pricing service and its valuations are reviewed by the officers of the Fund under the general supervision of the Board of Directors.

(b) Derivative financial instruments--The Fund may engage in various portfolio strategies to seek to increase its return by hedging its portfolio against adverse movements in the debt markets. Losses may arise due to changes in the value of the contract or if the counterparty does not perform under the contract.

* Financial futures contracts--The National and Limited Maturity Portfolios (the "Portfolios") may purchase or sell interest rate futures contracts and options on such futures contracts for the purpose of hedging the market risk on existing securities or the intended purchase of securities. Futures contracts are contracts for delayed delivery of securities at a specific future date and at a specific price or yield. Upon entering into a contract, the Portfolios deposit and maintain as collateral such initial margin as required by the exchange on which the transaction is effected. Pursuant to the contract, the Portfolios agree to receive from or pay to the broker an amount of cash equal to the daily fluctuation in value of the contract. Such receipts or payments are known as variation margin and are recorded by the Portfolios as unrealized gains or losses. When the contract is closed, the Portfolios record a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the value at the time it was closed.

(c) Income taxes--It is the Fund's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its taxable income to its shareholders. Therefore, no Federal income tax provision is required.

(d) Security transactions and investment income--Security transactions are recorded on the dates the transactions are entered into (the trade dates). Interest income is recognized on the accrual basis. Discounts and market premiums are amortized into interest income. Realized gains and losses on security transactions are determined on the identified cost basis.

(e) Prepaid registration fees--Prepaid registration fees are charged to expenses as the related shares are issued.

(f) Dividends and distributions--Dividends from net investment income are declared daily and paid monthly. Distributions of capital gains are recorded on the ex-dividend dates.

2. Investment Advisory Agreement and Transactions with Affiliates:
The Fund has entered into an Investment Advisory Agreement with Fund Asset Management, L.P. ("FAM"). The general partner of FAM is
Princeton Services, Inc. ("PSI"), an indirect wholly-owned subsidiary of Merrill Lynch & Co., Inc. ("ML & Co."), which is the limited partner. The Fund has also entered into a Distribution
Agreement and Distribution Plans with Merrill Lynch Funds
Distributor, Inc. ("MLFD" or "Distributor"), a wholly-owned subsidiary of Merrill Lynch Group, Inc.

FAM is responsible for the management of the Fund's portfolios and provides the necessary personnel, facilities, equipment and certain other services necessary to the operation of the Fund. For such services, FAM receives at the end of each month a fee with respect to each Portfolio at the annual rates set forth below which are based upon the average daily value of the Fund's net assets.

                                          Rate of Advisory Fee
Aggregate of Average Daily                                  Limited
Net Assets of the Three              Insured     National   Maturity
Combined Portfolios                 Portfolio   Portfolio  Portfolio
Not exceeding $250 million            .40  %     .50  %      .40  %

In excess of $250 million
but not exceeding $400 million        .375       .475        .375

In excess of $400 million
but not exceeding $550 million        .375       .475        .35

In excess of $550 million
but not exceeding $1.5 billion        .375       .475        .325

In excess of $1.5 billion             .35        .475        .325

Pursuant to the distribution plans (the "Distribution Plans") adopted by the Fund in accordance with Rule 12b-1 under the Investment Company Act of 1940, the Fund pays the Distributor ongoing account maintenance and distribution fees. The fees are accrued daily and paid monthly at annual rates based upon the average daily net assets of the shares as follows:

                Account Maintenance Fees               Distribution Fees
                                     Limited                               Limited
            Insured      National    Maturity    Insured      National     Maturity
           Portfolio    Portfolio   Portfolio   Portfolio    Portfolio    Portfolio
Class B      .25%         .25%       .15%         .50%         .50%         .20%
Class C      .25%         .25%       .15%         .55%         .55%         .20%
Class D      .25%         .25%       .10%          --           --           --

Pursuant to a sub-agreement with the Distributor, Merrill Lynch, Pierce, Fenner & Smith Inc. ("MLPF&S"), a subsidiary of ML & Co., also provides account maintenance and distribution services to the Fund. The ongoing account maintenance fee compensates the Distributor and MLPF&S for providing account maintenance services to Class B, Class C and Class D shareholders. The ongoing distribution fee compensates the Distributor and MLPF&S for providing shareholder and distribution-related services to Class B and Class C shareholders.

For the year ended June 30, 1997, MLFD earned underwriting discounts and direct commissions and MLPF&S earned dealer concessions on sales of the Fund's Class A and Class D Shares follows:

                                                        Limited
                       Insured          National        Maturity
                      Portfolio        Portfolio       Portfolio
Class A Shares:

MLFD                   $ 24,532        $ 16,659        $ 1,139
MLPF&S                  168,171         149,402         11,295

Class D Shares:

MLFD                      7,722          11,866          1,634
MLPF&S                   69,053          98,975         20,019

For the year ended June 30, 1997, MLPF&S received contingent deferred sales charges of $1,906,615 relating to transactions in Class B Shares, amounting to $979,435, $868,705 and $58,475 in the Insured, National and Limited Maturity Portfolios, respectively, and $17,583, relating to transactions in Class C Shares, amounting to $6,915, $10,273 and $395 in the Insured, National and Limited Maturity Portfolios, respectively, and $358,940 relating to transactions in Class D Shares, amounting to $180,983 and $177,957 in the Insured and National Portfolios, respectively.

Merrill Lynch Financial Data Services, Inc. ("MLFDS"), a wholly-owned subsidiary of ML & Co., is the Fund's transfer agent.

Accounting services are provided to the Fund by FAM at cost.

Certain officers and/or directors of the Fund are officers and/or directors of FAM, PSI, MLFD, MLFDS, and/or ML & Co.


3. Investments:
Purchases and sales of investments, excluding short-term securities, for the year ended June 30, 1997 were as follows:

                                 Purchases             Sales
Insured Portfolio              $1,539,869,960   $1,795,948,640
National Portfolio              1,385,982,904    1,395,027,690
Limited Maturity Portfolio        259,616,429      327,912,199

Net realized and unrealized gains (losses) as of June 30, 1997 were as follows:

                                   Realized       Unrealized
Insured Portfolio                   Gains           Gains
Long-term investments          $   37,935,579   $  112,603,346
                               --------------   --------------
Total                          $   37,935,579   $  112,603,346
                               ==============   ==============

                                   Realized       Unrealized
National Portfolio              Gains (Losses)      Gains
Long-term investments          $   22,647,030   $   90,466,552
Financial futures contracts        (3,959,713)              --
                               --------------   --------------
Total                          $   18,687,317   $   90,466,552
                               ==============   ==============

NOTES TO FINANCIAL STATEMENTS (continued)

                                   Realized       Unrealized
Limited Maturity Portfolio          Gains           Gains
Long-term investments          $    1,870,059   $    1,388,965
Short-term investments                     --           11,807
                               --------------   --------------
Total                          $    1,870,059   $    1,400,772
                               ==============   ==============

As of June 30, 1997 net unrealized appreciation/depreciation for Federal income tax purposes were as follows:

                        Gross            Gross               Net
                      Unrealized       Unrealized         Unrealized
                     Appreciation     Depreciation       Appreciation
Insured Portfolio    $114,126,818    $ (1,772,618)       $112,354,200
National Portfolio     92,758,314      (2,333,380)         90,424,934
Limited Maturity
Portfolio               1,811,320        (410,548)          1,400,772

The aggregate cost of investments at June 30, 1997 for Federal income tax purposes was $1,910,659,088 for the Insured Portfolio, $1,357,629,654 for the National Portfolio, and $422,830,068 for the Limited Maturity Portfolio.


4. Capital Share Transactions:
Net increase (decrease) on net assets derived from capital share transactions for years ended June 30, 1997 and June 30, 1996 were $(357,799,862) and $(155,203,186), respectively, for the Insured
Portfolio; $916,838 and $(78,305,357), respectively for the National Portfolio and $(86,916,618) and $(176,922,554), respectively, for the Limited Maturity Portfolio.

Transactions in capital shares for each class were as follows:


Insured Portfolio

Class A Shares for the Year                         Dollar
Ended June 30, 1997                   Shares        Amount
Shares sold                         4,575,281   $   36,693,201
Shares issued to shareholders
in reinvestment of dividends        4,476,285       35,809,346
                               --------------   --------------
Total issued                        9,051,566       72,502,547
Shares redeemed                   (28,976,583)    (232,180,607)
                               --------------   --------------
Net decrease                      (19,925,017)  $ (159,678,060)
                               ==============   ==============
Insured Portfolio

Class A Shares for the Year                         Dollar
Ended June 30, 1996                   Shares        Amount
Shares sold                         5,469,354   $   44,001,252
Shares issued to shareholders
in reinvestment of dividends        4,986,858       40,042,330
                               --------------   --------------
Total issued                       10,456,212       84,043,582
Shares redeemed                   (27,028,706)    (217,178,396)
                               --------------   --------------
Net decrease                      (16,572,494)  $ (133,134,814)
                               ==============   ==============
Insured Portfolio

Class B Shares for the Year                         Dollar
Ended June 30, 1997                   Shares        Amount
Shares sold                         5,729,555   $   45,791,612
Shares issued to shareholders
in reinvestment of dividends        2,004,591       16,028,058
                               --------------   --------------
Total issued                        7,734,146       61,819,670


Automatic conversion of shares       (654,971)      (5,237,060)
Shares redeemed                   (29,004,786)    (232,763,104)
                               --------------   --------------
Net decrease                      (21,925,611)  $ (176,180,494)
                               ==============   ==============

Insured Portfolio

Class B Shares for the Year                         Dollar
Ended June 30, 1996                   Shares        Amount
Shares sold                        13,419,351   $  107,963,983
Shares issued to shareholders
in reinvestment of dividends        2,346,122       18,823,418
                               --------------   --------------
Total issued                       15,765,473      126,787,401
Automatic conversion of shares       (355,991)      (2,835,885)
Shares redeemed                   (22,831,309)    (183,110,029)
                               --------------   --------------
Net decrease                       (7,421,827)  $  (59,158,513)
                               ==============   ==============

Insured Portfolio

Class C Shares for the Year                         Dollar
Ended June 30, 1997                   Shares        Amount

Shares issued to shareholders
in reinvestment of dividends           65,517          524,081
                               --------------   --------------
Total issued                          808,127        6,478,705
Shares redeemed                    (1,722,393)     (13,923,454)
                               --------------   --------------
Net decrease                         (914,266)  $   (7,444,749)
                               ==============   ==============

Insured Portfolio

Class C Shares for the Year                         Dollar
Ended June 30, 1996                   Shares        Amount
Shares sold                         1,893,607   $   15,225,385
Shares issued to shareholders
in reinvestment of dividends           53,775          431,720
                               --------------   --------------
Total issued                        1,947,382       15,657,105
Shares redeemed                      (532,614)      (4,266,135)
                               --------------   --------------


Net increase                        1,414,768   $   11,390,970
                               ==============   ==============

Insured Portfolio

Class D Shares for the Year                         Dollar
Ended June 30, 1997                   Shares        Amount
Shares sold                        12,779,520   $  101,973,172
Automatic conversion of shares        654,971        5,237,060
Shares issued to shareholders
in reinvestment of dividends          147,570        1,180,790
                               --------------   --------------
Total issued                       13,582,061      108,391,022
Shares redeemed                   (15,359,300)    (122,887,581)
                               --------------   --------------
Net decrease                       (1,777,239)  $  (14,496,559)
                               ==============   ==============

Insured Portfolio

Class D Shares for the Year                         Dollar
Ended June 30, 1996                   Shares        Amount
Shares sold                        14,968,451   $  120,849,832
Automatic conversion of shares        355,872        2,835,885
Shares issued to shareholders
in reinvestment of dividends          118,797          953,911
                               --------------   --------------
Total issued                       15,443,120      124,639,628
Shares redeemed                   (12,181,923)     (98,940,457)
                               --------------   --------------
Net increase                        3,261,197   $   25,699,171
                               ==============   ==============

National Portfolio

Class A Shares for the Year                         Dollar
Ended June 30, 1997                   Shares        Amount
Shares sold                         7,233,788   $   74,396,433
Shares issued to shareholders
in reinvestment of dividends        2,685,525       27,558,310
                               --------------   --------------
Total issued                        9,919,313      101,954,743
Shares redeemed                   (12,395,672)    (127,128,438)
                               --------------   --------------
Net decrease                       (2,476,359)  $  (25,173,695)
                               ==============   ==============

National Portfolio

Class A Shares for the Year                         Dollar
Ended June 30, 1996                   Shares        Amount
Shares sold                         1,874,548   $   19,100,358
Shares issued to shareholders
in reinvestment of dividends        2,851,242       29,021,298
                               --------------   --------------
Total issued                        4,725,790       48,121,656
Shares redeemed                   (13,151,450)    (133,904,005)
                               --------------   --------------
Net decrease                       (8,425,660)  $  (85,782,349)
                               ==============   ==============

National Portfolio

Class B Shares for the Year                         Dollar
Ended June 30, 1997                   Shares        Amount
Shares sold                        11,777,487   $  121,489,230
Shares issued to shareholders
in reinvestment of dividends          975,743       10,006,225
                               --------------   --------------
Total issued                       12,753,230      131,495,455
Automatic conversion of shares       (495,542)      (5,075,762)
Shares redeemed                   (11,745,518)    (120,476,972)
                               --------------   --------------
Net increase                          512,170   $    5,942,721
                               ==============   ==============

National Portfolio

Class B Shares for the Year                         Dollar
Ended June 30, 1996                   Shares        Amount
Shares sold                         6,798,097   $   69,266,670
Shares issued to shareholders
in reinvestment of dividends          964,834        9,817,408
                               --------------   --------------
Total issued                        7,762,931       79,084,078
Automatic conversion of shares       (175,462)      (1,776,371)
Shares redeemed                    (9,989,397)    (101,634,492)
                               --------------   --------------
Net decrease                       (2,401,928)  $  (24,326,785)
                               ==============   ==============

National Portfolio


Class C Shares for the Year                         Dollar
Ended June 30, 1997                   Shares        Amount
Shares sold                         2,182,254   $   22,508,694
Shares issued to shareholders
in reinvestment of dividends           56,394          579,121
                               --------------   --------------
Total issued                        2,238,648       23,087,815
Shares redeemed                      (845,937)      (8,691,227)
                               --------------   --------------
Net increase                        1,392,711   $   14,396,588
                               ==============   ==============

National Portfolio

Class C Shares for the Year                         Dollar
Ended June 30, 1996                   Shares        Amount
Shares sold                         1,026,234   $   10,483,940
Shares issued to shareholders
in reinvestment of dividends           22,712          231,247
                               --------------   --------------
Total issued                        1,048,946       10,715,187
Shares redeemed                      (252,941)      (2,580,645)
                               --------------   --------------
Net increase                          796,005   $    8,134,542
                               ==============   ==============

National Portfolio

Class D Shares for the Year                         Dollar
Ended June 30, 1997                   Shares        Amount
Shares sold                        10,536,060   $  108,053,333
Automatic conversion of shares        495,032        5,075,762
Shares issued to shareholders
in reinvestment of dividends          114,893        1,179,969
                               --------------   --------------
Total issued                       11,145,985      114,309,064
Shares redeemed                   (10,568,675)    (108,557,840)
                               --------------   --------------
Net increase                          577,310   $    5,751,224
                               ==============   ==============

NOTES TO FINANCIAL STATEMENTS (concluded)


National Portfolio


Class D Shares for the Year                         Dollar
Ended June 30, 1996                   Shares        Amount
Shares sold                        13,624,624   $  139,439,739
Automatic conversion of shares        175,315        1,776,371
Shares issued to shareholders
in reinvestment of dividends           74,448          759,889
                               --------------   --------------
Total issued                       13,874,387      141,975,999
Shares redeemed                   (11,497,765)    (118,306,764)
                               --------------   --------------
Net increase                        2,376,622   $   23,669,235
                               ==============   ==============

Limited Maturity Portfolio

Class A Shares for the Year                         Dollar
Ended June 30, 1997                   Shares        Amount
Shares sold                         2,507,909   $   24,924,435
Shares issued to shareholders
in reinvestment of dividends and
distributions                         920,017        9,134,741
                               --------------   --------------
Total issued                        3,427,926       34,059,176
Shares redeemed                   (10,923,304)    (108,467,108)
                               --------------   --------------
Net decrease                       (7,495,378)  $  (74,407,932)
                               ==============   ==============

Limited Maturity Portfolio

Class A Shares for the Year                         Dollar
Ended June 30, 1996                   Shares        Amount
Shares sold                         2,286,543   $   22,746,544
Shares issued to shareholders
in reinvestment of dividends        1,098,806       10,929,822
                               --------------   --------------
Total issued                        3,385,349       33,676,366
Shares redeemed                   (15,364,211)    (152,811,221)
                               --------------   --------------
Net decrease                      (11,978,862)  $ (119,134,855)
                               ==============   ==============

Limited Maturity Portfolio


Class B Shares for the Year                         Dollar
Ended June 30, 1997                   Shares        Amount
Shares sold                         1,746,766   $   17,337,114
Shares issued to shareholders
in reinvestment of dividends and
distributions                         156,709        1,556,287
                               --------------   --------------
Total issued                        1,903,475       18,893,401
Automatic conversion of shares        (11,559)        (114,986)
Shares redeemed                    (3,599,880)     (35,740,926)
                               --------------   --------------
Net decrease                       (1,707,964)  $  (16,962,511)
                               ==============   ==============

Limited Maturity Portfolio

Class B Shares for the Year                         Dollar
Ended June 30, 1996                   Shares        Amount
Shares sold                         1,855,378   $   18,448,441
Shares issued to shareholders
in reinvestment of dividends          196,945        1,959,129
                               --------------   --------------
Total issued                        2,052,323       20,407,570
Automatic conversion of shares         (1,991)         (19,792)
Shares redeemed                    (7,937,046)     (78,947,865)
                               --------------   --------------
Net decrease                       (5,886,714)  $  (58,560,087)
                               ==============   ==============

Limited Maturity Portfolio

Class C Shares for the Year                         Dollar
Ended June 30, 1997                   Shares        Amount
Shares sold                           125,730   $    1,243,007
Shares issued to shareholders
in reinvestment of dividends and
distributions                             526            5,211
                               --------------   --------------
Total issued                          126,256        1,248,218
Shares redeemed                      (124,926)      (1,236,530)
                               --------------   --------------
Net increase                            1,330   $       11,688
                               ==============   ==============

Limited Maturity Portfolio


Class C Shares for the Year                         Dollar
Ended June 30, 1996                   Shares        Amount
Shares sold                         1,035,202   $   10,296,541
Shares issued to shareholders
in reinvestment of dividends            1,535           15,247
                               --------------   --------------
Total issued                        1,036,737       10,311,788
Shares redeemed                    (1,426,909)     (14,189,010)
                               --------------   --------------
Net decrease                         (390,172)  $   (3,877,222)
                               ==============   ==============

Limited Maturity Portfolio

Class D Shares for the Year                         Dollar
Ended June 30, 1997                   Shares        Amount
Shares sold                         3,468,693   $   34,441,741
Automatic conversion of shares         11,555          114,986
Shares issued to shareholders
in reinvestment of dividends and
distributions                          40,524          402,564
                               --------------   --------------
Total issued                        3,520,772       34,959,291
Shares redeemed                    (3,072,180)     (30,517,154)
                               --------------   --------------
Net increase                          448,592   $    4,442,137
                               ==============   ==============

Limited Maturity Portfolio

Class D Shares for the Year                         Dollar
Ended June 30, 1996                   Shares        Amount
Shares sold                         5,319,786   $   52,931,793
Automatic conversion of shares          1,989           19,792
Shares issued to shareholders
in reinvestment of dividends           32,445          322,874
                               --------------   --------------
Total issued                        5,354,220       53,274,459
Shares redeemed                    (4,886,241)     (48,624,849)
                               --------------   --------------
Net increase                          467,979   $    4,649,610
                               ==============   ==============

5. Capital Loss Carryforward:
At June 30, 1997, the Fund had a net capital loss carryforward as follows:
Approximately $4,620,000 in the Insured Portfolio, of which $1,981,000 expires in 2003 and $2,639,000 expires in 2004;

approximately $48,141,000 in the National Portfolio, of which $19,665,000 expires in 2003 and $28,476,000 expires in 2004; and approximately $4,658,000 in the Limited Maturity Portfolio, of which $2,590,000 expires in 1998, $22,000 expires in 1999, $25,000 expires in 2002, and $2,021,000 expires in 2003. These amounts will be available to offset like amounts of any future taxable gains.


<AUDIT-REPORT>
INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholders,
Merrill Lynch Municipal Bond Fund, Inc.:

We have audited the accompanying statements of assets and liabilities, including the schedules of investments, of the Insured, National and Limited Maturity Portfolios of Merrill Lynch Municipal Bond Fund, Inc. as of June 30, 1997, the related statements of operations for the year then ended and changes in net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years in the five-year period then ended. These financial statements and the financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and the financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and the financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned at June 30, 1997 by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements and financial highlights present fairly, in all material respects, the financial position of the Insured, National and Limited Maturity Portfolios of Merrill Lynch Municipal Bond Fund, Inc. as of June 30, 1997, the results of their operations, the changes in their net assets, and the financial highlights for the respective stated periods in conformity with generally accepted accounting principles.

Deloitte & Touche LLP
Princeton, New Jersey
August 15, 1997